UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

JBG SMITH PROPERTIES

(Name of Registrant as Specified In Its Charter)
N/A

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Message from
Chief Executive Officer
March 22, 2023
Dear Shareholder:
You are cordially invited to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of JBG SMITH Properties to be held on Thursday, May 4, 2023 at 8:30 a.m., EDT. This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually, vote your shares and submit questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/JBGS2023.
At the Annual Meeting, shareholders will be asked to (i) elect 10 trustees to our Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement (“Say-on-Pay”), (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and (iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of Annual Meeting and Proxy Statement describe these matters.
Our Board of Trustees appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, instead of mailing printed copies of those materials to each shareholder, our proxy materials are available at www.proxyvote.com. We anticipate sending a Notice of Internet Availability of Proxy Materials to our shareholders on or about March 22, 2023 that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.
Sincerely, W. Matthew Kelly Chief Executive Officer
1	JBG SMITH PROPERTIES

Notice of 2023 Annual Meeting
of Shareholders
To be held on May 4, 2023
To the Shareholders of JBG SMITH Properties:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), will be held in a virtual meeting format at www.virtualshareholdermeeting.com/JBGS2023 on Thursday, May 4, 2023 at 8:30 a.m., local time, for the following purposes:
1. To elect 10 trustees to the Board of Trustees to serve until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualify;
2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Say-on-Pay”);
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The foregoing items of business are more fully described in the Company’s Proxy Statement accompanying this Notice.
The Company knows of no other matters to come before the Annual Meeting. Only holders of record of the Company’s common shares at the close of business on February 28, 2023 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.
Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board of Trustees strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, the Company’s Proxy Statement and 2022 Annual Report to Shareholders are available online at www.proxyvote.com.
By Order of the Board of Trustees,
Steven A. Museles
Chief Legal Officer and Corporate Secretary
March 22, 2023
Bethesda, Maryland

Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote by internet, by telephone, or by mail by completing, dating and signing the accompanying proxy card and returning it promptly in the postage-paid envelope provided. If you attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.

2023 PROXY STATEMENT	2

Proxy Statement	4
Questions and Answers about the Annual Meeting	8
Election of Trustees	12
Nominees for Election as Trustees	12
Vote Required and Recommendation	17

Advisory Vote on Executive Compensation	18
Vote Required and Recommendation	18
Ratification of the Appointment of Independent Registered Public Accounting Firm	19
Vote Required and Recommendation	19
Principal Accountant Fees and Services	20
Pre-Approval Policies and Procedures	20

Audit Committee Report	21
Corporate Governance and Board Matters	22
Corporate Governance Profile	22
Corporate Responsibility and Sustainability	25
Board Leadership Structure	30
Executive Sessions	30
Attendance of Trustees at 2022 Board and Committee Meetings and Annual Meeting of Shareholders	31
Committees of the Board	31
Trustee Nominee Selection Process	33
Board Oversight of Risk Management	35
Corporate Governance Guidelines	35
Code of Business Conduct and Ethics	36
Compensation of Trustees	36
Company Policies	39
Communications with the Board	40
Compensation Committee Interlocks and Insider Participation	40

Executive Officers	41
Biographies	41
Compensation Discussion and Analysis	43
Executive Summary	43
2022 Say-On-Pay	44
Executive Compensation Philosophy and Objectives	46
Advisory Vote on Executive Compensation	48
Annual Cash Incentive Program	48
Role of the Compensation Committee and Management	50
Role of the Compensation Consultant	50
Use of Comparative Market Data	50
Elements of Executive Compensation Program	52
Other Benefits and Policies	63
Employment Agreements	63
Tax and Accounting Considerations	63

Compensation Committee Report	65
Compensation of Executive Officers	66
Summary Compensation Table	66
Grants of Plan-Based Awards in 2022	67
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	68
Outstanding Equity Awards at Fiscal Year-End December 31, 2022	71
2022 Option Exercises and Shares Vested	74
Employee Retirement Plan	74
Deferred Compensation	74
Potential Payments upon Termination or Change in Control	74
Equity Compensation Plan Information	79
CEO Pay Ratio	79
Pay Versus Performance Tables	80

Security Ownership of Certain Beneficial Owners and Management	83
Security Ownership of Trustees and Executive Officers	83
Security Ownership of Certain Beneficial Owners	85

Certain Relationships and Related Party Transactions	86
Miscellaneous	88
Other Matters to Come Before the Annual Meeting	88
Shareholder Proposals and Nominations for the 2024 Annual Meeting	88
Householding of Proxy Materials	88

Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting to Be Held on May 4, 2023	89
3	JBG SMITH PROPERTIES

Proxy Statement
Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement first will be made available to shareholders on or about March 22, 2023.
Annual Meeting of Shareholders
DATE AND TIME May 4, 2023 at 8:30 a.m. (EDT)	LOCATION You can virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/ JBGS2023.	RECORD DATE February 28, 2023 Number of Common Shares Outstanding and Eligible to Vote at the Meeting as of February 28, 2023 114,738,507
Voting Matters
Shareholders are being asked to vote on the following matters at the Annual Meeting:
Proposals	Board Recommendation
1. Election of 10 Trustees (page 12)	FOR each nominee
2. Say-on-Pay: Advisory Vote on Executive Compensation (page 18)	FOR
3. Ratification of the Appointment of Deloitte & Touche LLP for 2023 (page 19)	FOR
Our Business and Formation
The Company
JBG SMITH owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high-growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH’s holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon’s new headquarters, which is being developed by JBG SMITH; Virginia Tech’s under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. As of February 28, 2023, JBG SMITH’s portfolio compromised 15.3 million square feet of office, multifamily and retail assets at share, 98% of which are metro-served. It also maintains a development pipeline encompassing 9.7 million square feet of mixed-use development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually.
2023 PROXY STATEMENT	4

2022 Business Performance Highlights
Our significant accomplishments in 2022 include:
In accordance with our strategic shift to a majority multifamily portfolio, we disposed of over $1 billion in non-core office and land assets at attractive valuations and prior to market freeze	55 new retailers open or opening between now and 2024 in National Landing, tripling the number of street-level retailers in the submarket	Preserved our balance sheet strength with $1.7 billion of liquidity, including over $350 million of estimated borrowing capacity across our pool of unencumbered multifamily assets
Closed on sale of Pen Place (Phase 2 of HQ2) to Amazon for increased purchase price of $198 million. Metropolitan Park (Phase 1 of HQ2) scheduled for delivery in June	Delivered first 5G sites in National Landing — advancing digital infrastructure rollout	Continuing to lead the market on ESG initiatives: included in Bloomberg Gender-Equality Index for first time; 5-Star GRESB rating and Global Sector Leader; financed 995 affordable workforce housing units through Company-managed Washington Housing Initiative Impact Pool
Completed approximately 936,000 square feet of office leasing activity in challenging market	Advanced design and entitlement of our 9.7 million square foot development pipeline. We expect 100% to be fully entitled by 2024
Grew multifamily portfolio through partner buyouts and continued investment in under construction development
Executive Compensation
Our executive compensation program emphasizes performance over the long term by focusing on three important goals:
Alignment with shareholder interests by requiring significant share ownership, tying substantial portions of pay to performance and paying a majority of compensation in equity subject to performance and multi-year vesting periods;
Attracting and retaining the highest caliber executives who possess the skills to continue to grow and manage our business successfully; and
Motivating our executives to achieve corporate and individual objectives.
Annual Executive Compensation Elements and Objectives
5	JBG SMITH PROPERTIES

2022 Executive Target Pay Mix
As described in the section titled “Elements of Executive Compensation Program” below, W. Matthew Kelly, David P. Paul and George L. Xanders each elected to receive 100% of their 2022 cash bonuses in the form of equity awards.
2022 Actual Executive Pay Mix Before and
After Cash Bonus Equity Election
Before Cash Bonus Equity Election
After Cash Bonus Equity Election
2022 Annual Performance-Based Equity Structure

100% TIED TO SHARE PRICE PERFORMANCE

100% of the performance-based long-term incentive award requires at least 10% share price growth to achieve the participation threshold.

+

RELATIVE PERFORMANCE METRIC MODIFIER

Modifier would reduce the number of AO LTIPs awarded by up to 25% if Company's relative TSR is below the 25th percentile and increase the number of units awarded up to 25% if its relative TSR is above the 75th percentile.

2023 PROXY STATEMENT	6

Corporate Governance Highlights
Our corporate governance is structured in a manner that the Board of Trustees (the “Board”) believes closely aligns the Company’s interests with those of our shareholders.
Our Board and its Corporate Governance and Nominating Committee remain attentive to and consider proposed corporate governance changes with two overarching principles in mind: (i) that governance of a public company by the majority of its shareholders is fair, and (ii) that the Company should align itself with the governance practices of corporate America generally, not just REITs.
Notable features of our corporate governance structure include the following:

Annual election of Trustees

Majority voting standard in uncontested Trustee elections, with mandatory resignation policy for Trustees who do not receive the required number of votes for election

Shareholder proxy access

9 out of 11 current Trustees are independent (8 of our 10 Trustee nominees are independent)

Share ownership requirements for executive officers and Trustees

Policy prohibiting hedging or pledging of Company securities by our executive officers, including named executive officers, and hedging by our Trustees

No “poison pill”

Shareholders may amend the bylaws by a majority vote of shares entitled to be cast

“Claw back” policy for performance-based compensation

Diversity of skills, experience, age, gender and backgrounds of Trustees

Shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter

The Company has opted out of the Maryland Unsolicited Takeovers Act

The Company has opted out of the Maryland Business Corporation Act

7	JBG SMITH PROPERTIES

Questions and Answers about the Annual Meeting
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Trustees (the “Board”) of JBG SMITH Properties in connection with the Board’s solicitation of proxies for the 2023 Annual Meeting of Shareholders of JBG SMITH Properties (the “Annual Meeting”) to be held in a virtual meeting format at www.virtualshareholdermeeting.com/JBGS2023 on Thursday, May 4, 2023 at 8:30 a.m., EDT, and at any adjournments or postponements thereof. This Proxy Statement will first be made available to shareholders on or about March 22, 2023.
We maintain a website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
Unless the context requires otherwise, references in this Proxy Statement to “JBG SMITH,” “we,” “our,” “us” and the “Company” refer to JBG SMITH Properties, a Maryland real estate investment trust (“REIT”), together with its consolidated subsidiaries.
Why did I not automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders that provides instructions on how to access our proxy materials on the Internet. Shareholders may follow the instructions in the Proxy Notice to elect to receive future proxy materials in print by mail or electronically by email.
What am I being asked to vote on?
You are being asked to vote on the following proposals:
●
Proposal 1 (Election of Trustees): The election of the 10 trustee nominees to the Board to serve until the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and until their successors have been duly elected and qualify;

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Proposal 2 (Say-on-Pay): The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say-on-Pay vote”); and

●
Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP): The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Our Board knows of no other matters to be brought before the Annual Meeting.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
●
Proposal 1 (Election of Trustees): “FOR” each of the Board’s nominees for election as trustees;

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Proposal 2 (Say-on-Pay): “FOR” the approval, on a non-binding advisory basis, of the compensation of our Company’s named executive officers as disclosed in this Proxy Statement; and

●
Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP): “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

2023 PROXY STATEMENT	8

Who is entitled to vote at the Annual Meeting?
The close of business on February 28, 2023 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our common shares of beneficial interest (“common shares”) as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote the shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 114,738,507 common shares.
What are the voting rights of shareholders?
Each common share is entitled to one vote on each matter to be voted. Votes in the election of trustees may not be cumulated.
How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. If you are a shareholder of record, you may attend the virtual Annual Meeting and vote electronically during the Annual Meeting. If you choose not to attend and vote at the Annual Meeting, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways until 11:59 P.M. Eastern Time on May 3, 2023:
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Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Proxy Notice.

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Vote by telephone. You also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

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Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you choose not to attend and vote at the Annual Meeting, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form for this purpose.
Of course, you always may choose to attend the virtual Annual Meeting and vote your shares electronically during the Annual Meeting. If you do attend the virtual Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote electronically during the Annual Meeting.
How are proxy card votes counted?
Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not given, the proxy will be voted “FOR” each of the 10 trustee nominees, “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and in such manner as the proxy holders named on the proxy (the “Proxy Agents”), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold our common shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on a proposal if it is considered a “routine” matter under the NYSE’s rules. On “non-routine” matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees and the Say-on-Pay proposals each are “non-routine” matters, and brokerage firms may not vote on these matters without instructions from their clients, resulting in broker non-votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.
9	JBG SMITH PROPERTIES

How many votes are needed for the proposals to pass?
For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN”. A majority of all votes cast is required to elect each trustee (Proposal 1), to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 2), and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 3). A majority of all votes cast means that the shares voted “FOR” the proposal must exceed the votes “AGAINST” the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.
What will constitute a quorum at the Annual Meeting?
Holders representing a majority of all votes of our outstanding common shares entitled to be cast at the Annual Meeting must be present, by means of remote communication, at the Annual Meeting or by proxy, for a quorum to exist. If the shares present in person via attendance at the virtual Annual Meeting or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are properly submitted by you or on your behalf will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the virtual Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes also will be counted as present for purposes of determining the presence of a quorum.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the virtual Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. You may revoke your proxy by electronically voting during the Annual Meeting. You may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2023 by entering your 16-digit control number and following the instructions. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.
Who can attend, vote and ask questions at the Annual Meeting?
Only shareholders as of the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting. To enter the Annual Meeting and have the ability to submit questions during the Annual Meeting, shareholders must have their 16-digit control number available, which is provided in the Notice of Internet Availability of Proxy Materials. Only one shareholder per 16-digit control number can access the Annual Meeting. We encourage shareholders to log in to the website and access the virtual Annual Meeting before the Annual Meeting’s start time.
Shareholders may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2023 by entering your 16-digit control number and following the instructions.
During the Annual Meeting, we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
What if I have technical difficulties or trouble accessing the virtual meeting?
A technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. If you are experiencing technical difficulties, please call the technical assistance phone number. We will have technicians ready to assist you.
Will any other matters be voted on?
The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote after I have voted?
You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.
2023 PROXY STATEMENT	10

Who is soliciting proxies for the Annual Meeting and who is paying for such solicitation?
The proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our trustees, officers and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common shares on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.
Whom should I call if I have questions or need assistance voting my shares?
Please call Investor Relations at (240) 333-3805 or email brodgers@jbgsmith.com if you have any questions in connection with voting your shares.
11	JBG SMITH PROPERTIES

PROPOSAL 1
Election of Trustees
Effective as of the date of the Annual Meeting, the Board has set the number of trustees at 10. Our declaration of trust provides that each trustee will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualifies. There is no cumulative voting in the election of trustees.
Each of the individuals below currently serves on our Board, and each has been recommended by our Corporate Governance and Nominating Committee and nominated by our Board to serve on the Board until our 2024 Annual Meeting and until their respective successors are elected and qualify. Based on its review of the relationships between the trustees and the Company, the Board has determined that all of our trustees, except W. Matthew Kelly and Robert A. Stewart, are independent under applicable SEC and NYSE rules.
The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee, and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.
The Corporate Governance and Nominating Committee has set forth a written policy including minimum qualifications that a trustee candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. See “Corporate Governance and Board Matters — Trustee Nominee Selection Process.”
Nominees for Election as Trustees
The table below sets forth the names of each of our trustee nominees, all of whose terms will expire at the 2024 Annual Meeting. For each person, the table lists the age, as well as the current positions and offices with the Company.
Name	Position with the Company	Served as Trustee since	Age as of the Annual Meeting
Phyllis R. Caldwell	Trustee	2021	63
Scott A. Estes	Trustee	2017	52
Alan S. Forman	Trustee	2017	57
Michael J. Glosserman	Trustee	2017	77
W. Matthew Kelly	Trustee, Chief Executive Officer	2017	50
Alisa M. Mall	Trustee	2020	45
Carol A. Melton	Trustee	2017	68
William J. Mulrow	Trustee	2017	67
D. Ellen Shuman	Trustee	2017	68
Robert A. Stewart	Chairman of the Board	2017	61
2023 PROXY STATEMENT	12

Set forth below is biographical information of each of our trustee nominees.
Phyllis R. Caldwell INDEPENDENT TRUSTEE
Age: 63 Trustee Since: 2021 Committees: Corporate Governance and Nominating Other Current Public Boards: Ocwen Financial Corporation, One Main Financial Corporation, Oaktree Specialty Lending Corp
Background
Ms. Caldwell has been a member of our Board since 2021. Ms. Caldwell has served as a director since January 2015 and was Chair of the Board of Directors of Ocwen Financial Corporation (NYSE: OCN) from March 2016 until January 2023. Ms. Caldwell is managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. Previously, Ms. Caldwell was Chief, Homeownership Preservation Office at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. Prior to such time, Ms. Caldwell held various leadership roles during her 11 years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Since January 2022, Ms. Caldwell has served as an independent director of Oaktree Specialty Lending Corp (NASDAQ: OCSL), and since June 2021 as an independent director of OneMain Financial (NYSE: OMF). Ms. Caldwell also serves on the boards of non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.
Qualifications
Ms. Caldwell was selected to serve on our Board based on her extensive public company board experience and her deep experience in housing and economic matters.

Scott A. Estes INDEPENDENT TRUSTEE
Age: 52 Trustee Since: 2017 Committees: Audit (Chair) Other Current Public Boards: Essential Properties Realty Trust
Background
Mr. Estes served as the Executive Vice President and Chief Financial Officer of Welltower Inc. (NYSE: HCN), a real estate investment trust focused on healthcare infrastructure from January 2009 through October 2017. Mr. Estes joined Welltower Inc. (NYSE: WELL) in April 2003 from Deutsche Bank Securities, a financial firm, where he served as Senior Equity Analyst and Vice President from January 2000 to April 2003. Since August 2022, Mr. Estes has served as a board member and member of the audit committee for American Healthcare REIT, a real estate investment trust that owns and manages a diverse portfolio of healthcare real estate assets. Since June 2018 Mr. Estes has served on the Board of Directors of Essential Properties Realty Trust (NYSE: EPRT), a real estate investment trust that acquires, owns and manages primarily single tenant properties, where he serves as the chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Estes received his Bachelor of Arts from the College of William and Mary.
Qualifications
Mr. Estes was selected to serve on our Board based on his financial and business experience as Chief Financial Officer of a large real estate investment trust with responsibilities including oversight of financial reporting, capital raising and allocation, corporate finance and accounting, investor relations, FP&A, tax, legal, internal audit and investment strategy.

13	JBG SMITH PROPERTIES

Alan S. Forman INDEPENDENT TRUSTEE
Age: 57 Trustee Since: 2017 Committees: Compensation
Background
Mr. Forman has held advisory positions since May 2022 with KHP Capital Partners and Blue Orchard Capital, where he provides consulting and advisory services to real estate companies. From October 1997 until March 2022, Mr. Forman served as a Director of Investments at the Yale University Investments Office, the team charged with managing the University’s $42 billion endowment fund. Mr. Forman joined the Investments Office in October 1990 as a Senior Financial Analyst, and in October 1992 and October 1994, was promoted to Senior Associate and Associate Director, respectively. Mr. Forman previously served on the Board of Directors of Stemline Therapeutics Inc. (NASDAQ: STML), where he was the chair of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. Mr. Forman also previously served on the Board of Trustees of Acadia Realty Trust (NYSE: AKR), where he served as Chairman of the Compensation Committee and was a member of the Nominating and Corporate Governance Committee. Mr. Forman also served on the Board of Directors of Kimpton Group Holdings, which was ultimately sold to Intercontinental Hotels Group (NYSE: IHG). He served on the Compensation and Nominating and Governance Committees at Kimpton Group Holdings prior to its sale. Mr. Forman received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Stern School of Business at New York University.
Qualifications
Mr. Forman was selected to serve on our Board based on his experience overseeing real estate investments for Yale University’s endowment and, in that capacity, his longstanding investment relationship with the legacy funds formerly organized by The JBG Companies.

Michael J. Glosserman INDEPENDENT TRUSTEE
Age: 77 Trustee Since: 2017 Committees: Audit Other Current Public Boards: CoStar Group, Inc.
Background
Mr. Glosserman worked at JBG from March 1979 until he retired in June 2017, and he served as a Managing Partner and chair of JBG’s Executive Committee from 2008 until June 2017 when he retired. He began his career as a staff attorney with the U.S. Department of Justice in March 1971, before moving into commercial real estate investment and development in various senior positions with the Rouse Company between March 1972 and March 1979. He currently serves on the board of directors of the CoStar Group, Inc. (NASDAQ: CSGP), a provider of information, analytics and marketing services to the commercial real estate industry in the United States and United Kingdom. He received his Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and his Juris Doctor from the University of Texas Law School.
Qualifications
Mr. Glosserman was selected to serve on our Board based on his 51 years of experience in all facets of commercial and residential real estate investment, development, and operations.

2023 PROXY STATEMENT	14

W. Matt Kelly CEO/TRUSTEE
Age: 50 Trustee Since: 2017 Committees: None
Background
Mr. Kelly has served as our Chief Executive Officer and a member of the Board since our formation. Mr. Kelly worked at JBG from August 2004 until our formation in 2017 and served as Managing Partner and a member of JBG’s Executive Committee and Investment Committee from 2008 to our formation. Mr. Kelly was responsible for the day-to-day oversight of JBG’s investment strategy and the investment and acquisition activity of the JBG Legacy Funds. Prior to joining JBG, he was co-founder of ODAC Inc., a media software company, which he helped start in March 2000, and prior to that worked in private equity and investment banking as an analyst with Thomas H. Lee Partners in Boston, and Goldman Sachs, & Co (NYSE: GS) in New York. Mr. Kelly is a Trustee of the Urban Institute, serves as a member of the Nareit Executive Board and the Real Estate Roundtable and serves on the Board of Directors of the Smithsonian Museum of Natural History. He also serves as Chairman of the Board of the Medstar Health Washington Hospital Center. Mr. Kelly has served in a number of academic posts including as an Executive in Residence of the Steers Center at the McDonough School of Business at Georgetown University. Mr. Kelly received his Bachelor of Arts with honors from Dartmouth College and a Master of Business Administration from Harvard Business School.
Qualifications
Mr. Kelly was selected to serve on our Board based on his experience as a successful business leader and entrepreneur, as well as the breadth and depth of his experience in all facets of commercial and residential real estate investment, development, and operations.

Alisa M. Mall INDEPENDENT TRUSTEE
Age: 45 Trustee Since: 2020 Committees: Compensation (Chair)
Background
Ms. Mall is the Chief Investment Officer of the private investment firm MSD Capital, a position she has held since September 2022. Prior to MSD Capital, Ms. Mall was a managing director at Foresite Capital responsible for corporate development, long-term capital strategy, investor relations and ESG engagement, a position she held from November 2020 to September 2022. Prior to Foresite Capital, Ms. Mall served at Carnegie Corporation from 2009 to October 2020, where she was most recently Managing Director, Investments managing the corporation’s real assets portfolio, and prior to which she served as Associate Director of Investments. Prior to Carnegie Corporation, Ms. Mall served as Director, Equity Capital Markets, at Tishman Speyer Properties from 2007 to 2009. She previously practiced law as a real estate associate at the law firm Orrick, Herrington & Sutcliffe. She serves on the boards of Breakthrough New York and the Bronfman Fellowship and is a member of the investment committee of UJA Federation of New York. She received her Juris Doctor from Stanford Law School and her Bachelor of Arts, magna cum laude, from Yale University.
Qualifications
Ms. Mall was selected to serve on our Board based on her experience making and overseeing real estate portfolio investments.

15	JBG SMITH PROPERTIES

Carol A. Melton INDEPENDENT TRUSTEE
Age: 68 Trustee Since: 2017 Committees: Corporate Governance and Nominating Other Current Public Boards: The RealReal, Inc.
Background
Ms. Melton is the Chief Executive Officer and founder of Adeft Capital, a venture capital firm advising and investing in new innovative companies in a variety of sectors, which she founded in August 2018. Ms. Melton previously served as a senior executive officer of two global media and entertainment companies (formerly known respectively as Time Warner Inc. and Viacom). At Time Warner, Ms. Melton served as Executive Vice President of Global Public Policy from June 2005 until August 2018. Ms. Melton joined Time Warner from Viacom, where she served as Executive Vice President for Government Relations from June 1997 to June 2005. Ms. Melton is a member of the Council on Foreign Relations and serves on the Board of Directors and as Vice Chairman of the Economic Club of Washington, DC. Ms. Melton has also served on the Board of Directors for The RealReal, Inc. (NASDAQ: REAL) since August 2020. Ms. Melton received her Bachelor of Arts degree from Wake Forest University, a Master of Arts from the University of Florida and a Juris Doctor from the Washington College of Law at American University.
Qualifications
Ms. Melton was selected to serve on our Board based on her experience in strategic oversight of policy related activities for global businesses.

William J. Mulrow INDEPENDENT TRUSTEE
Age: 67 Trustee Since: 2017 Committees: Corporate Governance and Nominating (Chair) Other Current Public Boards: Consolidated Edison, Inc., Titan Mining Corporation
Background
Mr. Mulrow has served as a senior advisor to Blackstone, an alternative asset manager, since May 2017. Mr. Mulrow has served as a Director of Consolidated Edison, Inc. (NYSE: ED) since November 2017 and Titan Mining Corporation (TSX: Tl) since October 2018. Mr. Mulrow previously served as a Director of Arizona Mining Inc. (TSX: AZ) from June 2017 until June 2018. From January 2015 to April 2017, Mr. Mulrow served as Secretary to Andrew M. Cuomo, former Governor of the State of New York. Prior to his service in the Governor’s office, Mr. Mulrow worked as a Senior Managing Director at Blackstone from April 2011 to January 2015. Mr. Mulrow has also worked in senior positions at Paladin Capital Group, Citigroup (NYSE: C), Rothschild and Donaldson, Lufkin and Jenrette Securities Corporation. Mr. Mulrow has served in a number of academic posts including the Board of Advisors for the Taubman Center for State and Local Government at the Harvard University John F. Kennedy School of Government and on the Board of the Maxwell School of Citizenship and Public Affairs at Syracuse University. Mr. Mulrow received a Bachelor of Arts, cum laude, from Yale University and a Master of Public Administration from the Harvard University John F. Kennedy School of Government.
Qualifications
Mr. Mulrow was selected to serve on our Board based on his more than 30 years of experience in business, government and politics.

2023 PROXY STATEMENT	16

D. Ellen Shuman INDEPENDENT TRUSTEE
Age: 68 Trustee Since: 2017 Committees: Compensation
Background
Ms. Shuman is a director for Robertson Stephens and has served in that position since May 2022. Additionally, Ms. Shuman has served as the Chair of the Investment Advisory Council of the State of Connecticut, to which she was appointed by Governor Ned Lamont, since May 2020. From August 2013 until May 2020, Ms. Shuman was the Managing Partner of Edgehill Endowment Partners, an investment firm that manages the endowments of mission-based institutions. Prior to founding Edgehill Endowment Partners, Ms. Shuman served as Vice President and Chief Investment Officer of Carnegie Corporation of New York, a philanthropic foundation, from January 1999 to July 2011. Ms. Shuman served as the Director of Investments of the Yale Investment Office, which manages the endowment of Yale University, from 1986 to 1998. Ms. Shuman served as a trustee of Bowdoin College from 1992 to 2013. Ms. Shuman served as a director of Meristar Hospitality Corporation from 2001 until its take-private acquisition by Blackstone in 2006 and as a director of General American Investors from July 2004 through April 2013. Ms. Shuman received her Bachelor of Arts degree, magna cum laude, from Bowdoin College and a Master of Public and Private Management from the Yale University School of Management.
Qualifications
Ms. Shuman was selected to serve on our Board based on her experience in the management of investments for endowments and foundations.

Robert A. Stewart CHAIRMAN OF THE BOARD
Age: 61 Trustee Since: 2017 Committees: None
Background
Mr. Stewart served as our Executive Vice Chairman from our formation until July 2020, when he retired from the Company, and currently serves as Chairman of our Board. Mr. Stewart worked at JBG from February 1988 until our formation in 2017, serving as Managing Partner and Chair of the Investment Committee, and, during his tenure with JBG, focused on the acquisition, financing and disposition of JBG investments, conceiving development plans for JBG assets and the asset management and fundraising processes. Mr. Stewart served as a member of JBG’s Executive Committee until our formation. Mr. Stewart received his Bachelor of Arts from Princeton University and a Master of Business Administration from The Wharton School of the University of Pennsylvania.
Qualifications
Mr. Stewart was selected to serve on our Board based on his experience as a successful business leader, as well as his extensive experience in all facets of commercial and residential real estate investment, development, and operations.

VOTE REQUIRED AND RECOMMENDATION

Trustees are elected by a majority of all votes cast in uncontested elections. There is no cumulative voting in the election of trustees. For purposes of this Proposal 1, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

17	JBG SMITH PROPERTIES

PROPOSAL 2
Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and accompanying narrative disclosures. We refer to this as our “Say-on-Pay” vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our shareholders, and the Board’s Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when making future compensation decisions. The Board has adopted a policy, which shareholders approved by a non-binding advisory vote, of providing for an annual Say-on-Pay vote. Accordingly, we anticipate that the next such vote will occur at the 2024 annual meeting of shareholders.
The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. When determining the overall compensation of our named executive officers, including amounts of base salaries, annual bonus incentives and long-term equity incentives, the Compensation Committee considers a number of factors it deems important, including:
●
the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;

●
the business environment, our strategy, and our financial, operational and market performance;

●
corporate governance and regulatory factors related to executive compensation; and

●
marketplace compensation levels and practices.

The Compensation Committee comprises independent trustees responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee.”
We believe that our executive compensation program achieves our compensation objectives. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement.”
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of approving this Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2023 PROXY STATEMENT	18

PROPOSAL 3
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board, which comprises independent trustees, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our shareholders’ best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.
A representative of Deloitte & Touche LLP is expected to be present at the virtual Annual Meeting. The representative will have the opportunity to make a statement if the representative desires and is expected to be available to respond to appropriate questions.
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For purposes of approving this Proposal 3, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

19	JBG SMITH PROPERTIES

Principal Accountant Fees and Services
The following table summarizes the fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,855,000	$1,775,000
Audit-Related Fees(2)	$306,141	$357,391
Tax Fees(3)	$567,500	$735,525
All Other Fees	—	—
Total	$2,728,641	$2,867,916

(1)
Audit fees for 2022 and 2021 include audit fees for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)
Audit-related fees for 2022 and 2021 include fees for professional services rendered that are related to the review of registration statements and audits of the Company’s subsidiaries which are not reported above under “Audit Fees.”

(3)
Tax fees consist of tax and consulting fees relating to services provided related to tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit, review and attest services or non-audit services to the Company. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2022 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
2023 PROXY STATEMENT	20

Audit Committee Report
Scott A. Estes, Michael J. Glosserman and Charles E. Haldeman, Jr. were each members of the Audit Committee of the Board in 2022. The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held five meetings during the year ended December 31, 2022.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, as specified in the Audit Committee charter. Management has the primary responsibility for the Company’s financial statements and reporting process, including the Company’s accounting policies, internal audit function, system of disclosure controls and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management, the internal auditors and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including the Company’s (i) 2022 integrated audit plan; (ii) updates on completion of the audit plan; (iii) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iv) critical accounting policies; (v) assessment of the impact of new accounting guidance; (vi) non-GAAP policies and procedures; and (vii) cybersecurity.
The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the PCAOB regarding such firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm such firm’s independence from management and the Company and considered the compatibility of non-audit services with such firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
Respectfully submitted,
The Audit Committee
SCOTT A. ESTES (Chair)
MICHAEL J. GLOSSERMAN
CHARLES E. HALDEMAN
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.
21	JBG SMITH PROPERTIES

Corporate Governance and
Board Matters
Corporate Governance Profile
The Board believes our corporate governance is structured in a manner that closely aligns the Company’s interests with those of our shareholders. Notable features of our corporate governance structure include the following:
●
each of our trustees is subject to re-election annually;

●
our trustees are elected by a majority voting standard in uncontested trustee elections;

●
our Corporate Governance Guidelines provide that any incumbent trustee in an uncontested election who does not receive a greater number of  “for” votes than “against” votes shall promptly tender their offer of resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the Board the action to be taken in response to the offer, and the Board shall determine whether to accept such resignation;

●
our bylaws provide for a right of proxy access, which enables eligible shareholders to include their nominees (the greater of two or 20% of the total number of trustees) for election as trustees in our proxy statement for annual meetings;

●
of the 10 persons nominated to serve on our Board following the Annual Meeting, we have determined eight to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

●
all the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent;

●
we have determined that at least one of our trustees qualifies as an “audit committee financial expert” as defined by the SEC;

●
our share ownership guidelines require trustees to own securities of the Company equal to at least five times their annual cash retainers and our Chief Executive Officer and other named executive officers to own securities equal to at least six times and three times their annual base salaries, respectively;

●
our shareholders, by a majority vote of shares entitled to be cast, may adopt, alter, or repeal any provision of our bylaws or make new bylaws;

●
we have a policy prohibiting hedging or pledging of our securities by our executive officers, including named executive officers, and hedging by our trustees;

●
we have a “claw-back” policy for performance-based compensation;

●
our trustees have a diversity of skills, experience, age, gender and backgrounds;

●
our shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter;

●
we have opted out of the Maryland control share acquisition statute, the Maryland Business Combination Act, and the Maryland Unsolicited Takeovers Act; and

●
we do not have a shareholder rights plan.

Our declaration of trust and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporation Law, which currently is one trustee. The tenure of office of a trustee will not be affected by any decrease in the number of trustees.
Our bylaws currently provide that, except as may be provided by our Board in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.
There are no family relationships among our executive officers and trustees. All trustees except W. Matthew Kelly and Robert A. Stewart have been determined by the Board to be independent under applicable NYSE and SEC rules.
2023 PROXY STATEMENT	22

Shareholder Engagement
We believe engaging with our shareholders on a regular basis is important because a complex, long-term strategy like ours requires detailed explanation. In particular, our large development pipeline and placemaking strategy using multifamily, office and retail assets and our high-growth strategy (including our transition to a majority multifamily portfolio) distinguish our business from other REITs. In addition, we believe the demand drivers in National Landing in Northern Virginia, where approximately two-thirds of our portfolio is located, have created significant new growth opportunities for our Company. Drivers include: the location of Amazon’s second headquarters and Virginia Tech’s new Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure.
Our goal is to interact with the investment community on a quarterly basis through a variety of channels including: our quarterly investor package comprising our management letter, earnings release and detailed financial supplement, which we believe facilitate productive and efficient engagement with investors; ad hoc investor presentations; participation in various industry conferences, non-deal road shows and sell-side analyst tours; property tours; and periodic investor days in Washington, DC.
Specifically, in 2022, in addition to publishing our quarterly investor package, we:
●
held over 130 touchpoints with investors and sell-side analysts virtually or in person, including:

●
an investor day in National Landing during which we provided a business update and property tour for 50 investors and analysts;

●
a governance road show, comprising six one-on-one calls with top shareholders;

●
as described in the section titled “2022 Say-on-Pay” below, contacted eight of our largest shareholders, representing 58% of our outstanding common shares, and conducted calls with six of our largest shareholders, representing 38% of our outstanding common shares, to discuss our executive compensation program and other ESG related matters.

●
participated in investor events, including two sell-side hosted events, multiple property tours, and the Nareit REITweek and REITWorld conferences in June and November 2022.

●
discussed most frequently in the foregoing settings several key topics, including:

●
Amazon’s HQ2, the Virginia Tech Innovation Campus, the Pentagon, and our digital infrastructure initiative as demand catalysts for National Landing;

●
Washington, DC real estate market fundamentals;

●
Growth drivers in our portfolio;

●
Multifamily rent growth;

●
Office leasing environment;

●
Office utilization;

●
Progress on stabilizing our operating portfolio;

●
Strength of our balance sheet;

●
Capital allocation strategy;

●
Status of our development pipeline; and

●
ESG updates.

23	JBG SMITH PROPERTIES

Core Competencies and Diversity of Our Trustee Nominees
Each of the trustees proposed for election to our Board has deep experience in the public markets and strong capital allocation credentials. While maintaining these strengths, we believe our Board should evolve in a direction that reflects the strength and diversity of our national labor force. Our Board has made a long-term commitment to establish an equal balance between men and women and one that reflects the diversity of our country. These goals will not be achieved overnight, but they are deeply important to us, and we are committed to meeting them over the long term. To that end, four of the current nominees to serve on our Board are women, including one who self-identifies as African American.
The following charts summarize diversity and core competencies represented by our Trustee nominees. The details of each nominee’s competencies are included in each Trustee’s biography.
TRUSTEE NOMINEES WITH DEEP PUBLIC MARKETS EXPERIENCE AND STRONG CAPITAL ALLOCATION CREDENTIALS
Trustee Nominee Ages	Trustee Nominee Diversity

Percentage of Trustee Nominees with Competency/Attribute
2023 PROXY STATEMENT	24

Corporate Responsibility and Sustainability
Our corporate strategies fully integrate environmental sustainability, social responsibility, and strong governance practices throughout our organization, which includes the design and construction of our new developments and the operation of existing assets. We believe that by understanding the environmental and social impacts of our business, we are able to create shared value while protecting asset value and minimizing risk.
We remain committed to providing transparent reporting of environmental, social, and governance (“ESG”) financial and non-financial indicators. We publish an annual ESG report that is aligned with the Global Reporting Initiative (“GRI”) reporting framework, United Nations Sustainable Development Goals (“UNSDG’s”), Sustainability Accounting Standards (“SASB”) and recommendations set forth by the Task Force on Climate-related Financial Disclosures (“TCFD”).
Selected ESG Programs and other achievements are summarized below. We maintain a website at
https://www.jbgsmith.com/about/sustainability. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
HIGHLIGHTS & AWARDS	2022 Global Sector Leader Operating Portfolio and Development 5-Green Star Rating	3% Annual Average Reduction In Energy Intensity since 2014
	2021 Leader in Light Award Diversified	Published Second Annual D&I Report 52% of New Retail Leases with Local and Minority Businesses
	Certified Our First Multifamily Asset in DC Atlantic Plumbing Maintained Fitwel Viral Response Certification Entity and Asset Levels	Named to the Bloomberg Gender Equality Index
	2022 Best ESG Investment Fund: Real Estate ESG Investing Increased Workforce Housing Preservation Units to 2,565	6.4 million square feet
	7.9 million square feet	Carbon Neutral Operations(1) Maintained

(1)
Carbon neutral operating portfolio is Scope 1 and Scope 2 carbon emissions. Scope 1 emissions represent natural gas consumed on-site by operating assets and fugitive emissions from HVAC refrigerants. Scope 2 emissions represent purchased electricity consumed on-site by operating assets.Achievement met via verified carbon offsets and Green-e Certified renewable energy credit purchased and retired.

25	JBG SMITH PROPERTIES

ENVIRONMENTAL
Climate Change Mitigation & Adaptation
●
Maintained a carbon neutral operating portfolio

●
Assessed physical climate risks to further understanding of future climate conditions and direct physical risk to assets. This assessment included climate events such as hurricanes, wildfire, heat and water stress, flooding and sea-level rise against an RCP 8.5 emissions scenario.

●
Conducted resilience assessment of operating portfolio in conjunction with our insurance provider

●
Assessed transitional risk relating to net zero and Building Energy Performance Standards for assets

●
Committed to increasing renewable energy purchases

Tenant Engagement
●
Named a Gold Level Green Lease Leader since 2018 for engaging tenants in advancing mutually beneficial sustainability goals, including cost recovery for efficiency investment

●
Deployed green building, health and wellness programs at buildings; community supported agriculture offers; zero waste delivery for multifamily assets in partnership with The Rounds; and composting in partnership with Compost Crew

●
Maintained tools and resources for tenants and residents to improve efficiency via Tenant Connect and Mobile Doorman

●
Provided Healthy Workplace Blueprint specific to each asset

●
Increased scope 3 carbon footprint data coverage (retail tenants and multifamily assets)

Resource Management
●
Committed by 2030 to reducing energy consumption by 25%; predicted energy consumption by 25%; water consumption by 20%; embodied carbon by 20%; and greenhouse gas emissions (scope one and two) by 25%; increase waste diversion to 60%; and certify all eligible assets across our operating portfolio and development pipeline to green or healthy building frameworks

●
99.4% of operating asset energy, water and waste data are benchmarked

●
Conducted energy audits to inform asset level capital plans

●
Deployed controls-based energy conservation measures and real-time monitoring of energy use and equipment efficiency via the Tenant Service Center

●
Deployed energy and water conservation projects across the portfolio

●
Maintained our comprehensive waste management program diverting waste from the landfill through waste avoidance, recycling, donations, and composting

●
98% of our portfolio is metro-served

2023 PROXY STATEMENT	26

SOCIAL
Housing Affordability
●
Financial support and in-kind donation to more than 20 local organizations that support those in need and answer the urgent call for increased affordable workforce housing

●
Launched the Washington Housing Initiative (“WHI”) in 2018 to preserve or build more than 3,000 units of affordable workforce housing in our region over the next decade

●
The Washington Housing Initiative Impact Pool (“Impact Pool”) completed fundraising in 2020 and raised capital commitments totaling $114.4 million, which includes a JBG SMITH commitment of  $11.2 million. The Impact Pool is the social impact investment vehicle for the WHI and is managed by a subsidiary of JBG SMITH

●
During 2022, the Impact Pool closed on three additional investments totaling over $50 million and 955 units preserved: financing to the Washington Housing Conservancy (“WHC”) for the acquisition of Earle Manor; a joint venture investment with Jonathan Rose to acquire The Gale Eckington; and financing to WHC for the acquisition of The Loree Grand. Inclusive of these investments, the Impact Pool has preserved 2,565 units of workforce housing. JBG SMITH is the third-party manager for all WHI properties

Diversity and Inclusion
●
Promote a diverse and inclusive culture focused on engagement, collaboration, innovation and high-performing teams

●
Implemented inclusive, equitable processes and practices to attract, retain and develop diverse talent

●
Advanced workforce development efforts focused on diverse pipeline building and workforce planning

●
CEO serves as a founding member of Nareit Dividends Through Diversity, Equity & Inclusion CEO council

●
Workforce comprises 36% Women and 56% People of Color; 41% Women in leadership roles

●
Executed 55% of retail leasing deals in 2022 with minority owned businesses, 63% with locally owned businesses and 52% with both local and minority owned businesses

●
Embedded D&I as one of the six newly articulated JBG SMITH Core Values; under “Respect,” employees are invited to cultivate an inclusive environment that values diversity and fosters a sense of belonging and connection

Employee Engagement
●
Delivering more than 350 courses a year through JBG SMITH University, 29% of which are Environmental, Social & Governance related, providing employees instructor-led in person, online and on demand recorded training sessions, customized onboarding, support and education

●
Offering Diversity and Inclusion trainings designed to raise awareness among employees and provide tools to help shift predisposed patterns of thinking, and help participants identify ways to demonstrate more inclusive practices

●
Providing a comprehensive benefits package including parental leave

●
Paid time off for employees to engage in community service via JBG SMITH Cares

●
Conduct annual employee engagement surveys

27	JBG SMITH PROPERTIES

GOVERNANCE
ESG Strategy
●
Updated corporate organizational mission and JBG SMITH Core Values

●
Maintained Board oversight and annual review of environmental and social matters

●
Established an ESG Committee that reports to the Governance Committee of the Board of Trustees to lead continuous ESG improvement and tactical deployment of strategic initiatives led by co-chairs from the sustainability and legal teams and comprising senior level leadership of business units and sponsored by Chief Legal Officer

●
Membership in several industry environmental and social organizations including GRESB | Global ESG Benchmark for Real Assets, the U.S. Green Building Council, the Department of Energy Better Buildings Alliance, the Urban Land Institute Greenprint Center for Building Performance and the International Living Future Institute, Pension Real Estate Association (PREA) Foundation, SEO (Seizing Every Opportunity), Urban Alliance, African American Real Estate Professionals of District of Columbia (AAREP DC), Project REAP and Seramount

●
Advanced organization readiness for obtaining assurance over ESG data presented in SEC reporting by completing process controls and narratives

●
Maintained GRESB Grade A and 5-Star Rating; 5 Sector Leadership awards

●
All employees completed IT cybersecurity training

●
All employees acknowledged and signed the employee code of conduct

●
Maintained our human rights statement, code of conduct and ethics hotline on our public website

Risk Assessment
●
Conducted risk assessments designed to identify the material risks our business faces and the potential impact of those risks on our strategy and operations

2023 PROXY STATEMENT	28

Human Capital
We utilize talent management practices in the broadest sense to create a holistic, engaging work experience for our employees. The upshot of these practices is that we continue to be an employer of choice and, according to our most recent employee engagement survey, we have an extremely engaged workforce (92% favorable) that has also shown a strong positive attitude around the work we have done in D&I (91% favorable). Our ability to cultivate an inclusive environment that values diversity and fosters a sense of belonging and connection has resulted in D&I becoming one of our key drivers of overall engagement. In addition to our inclusive culture, our pay equity study results show no systemic disparity in compensation related to race or gender, affirming our strong belief in treating people equitably.
With our hybrid corporate office schedule, flexibility, work from anywhere policy during certain months, and keen focus on health and welfare, we offer our employees an environment that enables them to be confident in their in-office experience and demonstrate the energy and excitement that comes from being together and collaborating with coworkers to achieve desirable outcomes.
A key to our strong levels of engagement is ensuring we are putting our employees’ needs first and creating an inclusive workplace experience where employees thrive. We are proud to have been recognized by the Washington Post as a “Top Workplace” for the past several years and are focused on providing a positive employee experience to ensure that JBG SMITH remains an employer of choice. We continually invest in our employee population, ensuring our employee experience more broadly continues to help us attract and retain the best talent in the industry. The list below includes examples of offerings that help create a compelling employee experience:

Talent reviews and 360 surveys for senior leaders

Streamlined annual performance reviews

Executive coaching available

Employee Share Purchase Plan

Total rewards statement (compensation plus benefits)

Hybrid / flexible work schedules

Flexible paid time off

Regular town halls where senior management updates the entire team on recent progress and important initiatives

Employee surveys

Monthly Diversity and Inclusion (“D&I”) newsletters

Utilization of Employee Business Resource Groups to guide programming

Continued company-wide D&I trainings and webinar series

Partnerships with schools and organizations to facilitate recruitment of diverse talent

Employee referral program

Generous company subsidy on health-related benefits

Volunteer opportunities

In addition to the above, we have a strong pay-for-performance culture where compensation is tied to both company and individual performance, ensuring that employees focus on both broader business focused goals, as well as their individual goals. To that end, we also have a strong track record of promoting from within. Consequently, the opportunities for growth and development help keep our population engaged and motivated.

2022 continued the evolution of our comprehensive, multi-year D&I strategy. With an ongoing focus on our five strategic pillars — (i) workforce and talent, (ii) workplace culture, (iii) business integration, (iv) industry and branding and (v) metrics and accountability — we have made additional progress and have continued to drive cultural and behavioral change.
Throughout 2022, we continued to advance our D&I strategy with meaningful outcomes. Our expanded recruitment sources and methods ensure we are reaching potential employees who represent our local communities. We broadened our reach and launched the second cohort of our formal mentorship program — with participants being 69% diverse — enabling us to include more women and people of color. In addition, we increased our strategic D&I partnerships to support professional development programs and pipeline building efforts.
29	JBG SMITH PROPERTIES

Board Leadership Structure
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership, and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent trustees periodically consider the Board’s leadership structure. Currently, the roles of Chief Executive Officer and Chairman of the Board are held by different trustees. W. Matthew Kelly has served as Chief Executive Officer since our formation, and Robert A. Stewart has served as Chairman since May 2021. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Chairman presides at all meetings of the shareholders and of the Board as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.
Although not applicable now, our Corporate Governance Guidelines provide that if the Chairman is an executive officer of the Company, then the Board will have a Lead Trustee, who shall be a non-management trustee. The Lead Trustee will be selected on an annual basis by a majority of the non-management trustees then serving on the Board. When the Chairman is a management trustee, we believe the Lead Trustee position strengthens the role of our independent trustees and encourages independent Board leadership. The responsibilities of the Lead Trustee include, among others:
●
serving as liaison among (i) management, including the Chief Executive Officer, (ii) our non-management trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management and (iv) interested third parties and the Board;

●
presiding at executive sessions of the independent trustees;

●
serving as the focal point of communication to the Board regarding management plans and initiatives;

●
ensuring that the role between Board oversight and management operations is respected;

●
providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and

●
serving as the communication conduit for third parties who wish to communicate with the Board.

Executive Sessions
Our non-management trustees met in special executive sessions without management at each of our in-person Board meetings. Robert A. Stewart, as Chairman, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to non-management trustees presided over by the Chairman at each of our regularly scheduled Board meetings, and at least annually will hold an executive session limited to independent trustees.
2023 PROXY STATEMENT	30

Attendance of Trustees at 2022 Board and Committee Meetings and Annual Meeting of Shareholders
The Board held a total of four meetings during 2022. Each trustee attended at least 75% of the meetings of the Board and all committees thereof on which such trustee served during 2022.
In accordance with the Company’s Corporate Governance Guidelines, trustees are expected to attend the annual meeting of shareholders. All trustees attended our 2022 Annual Meeting of Shareholders.
Committees of the Board
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The principal functions of each committee are briefly described below. Each committee operates under a written charter adopted by the Board, which are available on our website at www.jbgsmith.com.
The table below provides membership information for each of the Board committees as of the date of this Proxy Statement. Each committee is composed exclusively of independent trustees, in accordance with NYSE rules.
Trustee	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Phyllis R. Caldwell
Scott A. Estes	*
Alan S. Forman
Michael J. Glosserman
Charles E. Haldeman, Jr.
Alisa M. Mall
Carol A. Melton
William J. Mulrow
D. Ellen Shuman

*
Audit Committee financial expert.

      Member
      Chair
31	JBG SMITH PROPERTIES

Audit Committee
Each of the members of the Audit Committee has been determined by our Board to be independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.
The Audit Committee’s principal purposes are to (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The Audit Committee’s responsibility includes oversight related to:
●
our accounting and financial reporting processes;

●
the integrity of our consolidated financial statements;

●
our systems of disclosure controls and procedures and internal control over financial reporting;

●
our compliance with financial, legal and regulatory requirements;

●
evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

●
the role and performance of our internal audit function;

●
compliance with the recommendations and observations of the internal auditor and independent auditor; and

●
our overall risk profile.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, and reviewing the annual and quarterly SEC filings. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
The Audit Committee shall consist of no fewer than three members, and at least one member of the Audit Committee must qualify as a “financial expert” as defined by the SEC. The Board has determined that Mr. Estes is an “audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards and has accounting or related financial management expertise.
The Audit Committee will meet as often as it determines, but not less frequently than quarterly. During 2022, the Audit Committee met five times.
Compensation Committee
Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.
The principal functions of the Compensation Committee include:
●
reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating their performance in light of such goals and objectives and determining and approving their remuneration based on such evaluation;

●
implementing and administering our incentive compensation plans and equity-based plans;

●
assisting management in complying with our proxy statement and annual report disclosure requirements;

●
producing a report on executive compensation to be included in our annual proxy statement; and

●
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

The Compensation Committee will meet as often as it determines, but not less frequently than annually. During 2022, the Compensation Committee met five times.
2023 PROXY STATEMENT	32

Corporate Governance and Nominating Committee
Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.
The principal functions of the Corporate Governance and Nominating Committee include:
●
identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;

●
developing and recommending to the Board Corporate Governance Guidelines and implementing and monitoring such guidelines;

●
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●
recommending to the Board nominees for each committee of the Board;

●
annually facilitating the assessment of the Board’s performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●
overseeing the Board’s evaluation of management;

●
reviewing all related party transactions in accordance with the Company’s Related Party Transactions Policy; and

●
overseeing environmental and social issues, including risks associated with climate change.

The Corporate Governance and Nominating Committee will meet as often as it determines, but not less frequently than annually. During 2022, the Corporate Governance and Nominating Committee met four times.
Trustee Nominee Selection Process
The Corporate Governance and Nominating Committee has set forth in a written policy the minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:
●
high personal and professional ethics and integrity;

●
an ability to exercise sound judgment, including in relation to the Company’s business and strategy;

●
an ability to make independent analytical inquiries;

●
an ability and willingness to devote sufficient time and resources to diligently perform Board duties, including attending regular and special Board and/or committee meetings;

●
appropriate and relevant business experience and acumen; and

●
a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to these minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:
●
whether the person possesses specific industry knowledge, expertise and/or contacts, including in the real estate industry generally, and familiarity with general issues affecting the Company’s business;

●
whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;

●
whether the person would qualify as an “independent” trustee under the rules of the NYSE, the rules and regulations of the SEC, and the Company’s Corporate Governance Guidelines;

●
the importance of continuity of the existing composition of the Board; and

●
the importance of a diverse Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

33	JBG SMITH PROPERTIES

The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating trustee candidates. A trustee candidate’s background and personal experience, however, will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, shareholders, employees and other stakeholders.
The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Corporate Governance and Nominating Committee, (b) trustees of the Company and (c) any other party deemed appropriate by the Corporate Governance and Nominating Committee, including shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.
As part of the candidate identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee also will consider the Company’s bylaws, the number of trustees expected to be elected at the next annual meeting of shareholders and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Corporate Governance and Nominating Committee recommends to the Board for nomination by the Board such candidates as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.
At an appropriate time after a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Corporate Governance and Nominating Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Corporate Governance and Nominating Committee will consider the factors listed above.
2023 PROXY STATEMENT	34

Board Oversight of Risk Management
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which addresses risks specific to their respective areas of oversight as follows:

Audit Committee
The Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including credit, liquidity and market risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee also oversees our cybersecurity risk exposure and the steps taken by management to monitor and control such exposure. The Audit Committee receives regular updates regarding data protection and cybersecurity risks.

Compensation Committee
The Compensation Committee assesses and monitors compensation policies for all employees, including non-executive employees, to ensure that such practices are designed to balance risk and reward in relation to the Company’s overall business strategy and do not encourage excessive risk-taking.

Corporate Governance and
Nominating Committee
The Corporate Governance and Nominating Committee monitors the general operations of the Board and the Company’s compliance with its Corporate Governance Guidelines and applicable laws and regulations, including the applicable NYSE listing requirements. Our internal ESG Committee also reports to the Corporate Governance and Nominating Committee.

Our Board and its standing committees also receive reports from the members of management responsible for the matters considered to enable our Board and each committee to understand and discuss risk identification and risk management.
The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to monitor effectively the risks discussed above.

Corporate Governance Guidelines
The Board has adopted a set of Corporate Governance Guidelines that reflects the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines are subject to periodic review by the Corporate Governance and Nominating Committee. The Corporate Governance Guidelines address, among other things:
●
the responsibilities and qualifications of trustees, including trustee independence;

●
the functioning of the Board;

●
the responsibilities, composition and functioning of the Board committees;

●
the appointment and role of the Lead Trustee, if applicable;

●
principles of trustee compensation;

●
the policies and procedures regarding trustee resignation; and

●
chief executive officer succession planning.

A copy of the Corporate Governance Guidelines is available on our website at www.jbgsmith.com.
35	JBG SMITH PROPERTIES

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to trustees, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:
●
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●
compliance with applicable governmental laws, rules and regulations;

●
prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●
accountability for adherence to the code.

Any waiver of, or changes to, the Code of Business Conduct and Ethics that apply to executive officers or trustees of the Company may be made only by the Corporate Governance and Nominating Committee or another committee of our Board comprising solely independent trustees or a majority of our independent trustees. Any such waiver will be promptly disclosed as required by law or regulation of the SEC and the rules of the NYSE.
A copy of the Code of Business Conduct and Ethics is available on our website at www.jbgsmith.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.
Compensation of Trustees
Our independent trustees receive compensation for services on our board for the period that commences with the annual meeting at which they are elected and concludes at the next annual meeting (prorated for partial-year terms, as applicable). Additionally, all new trustees receive a $100,000 equity award in connection with their initial election to the Board. All trustee compensation is paid in arrears following the Company’s annual meeting at the end of each such period of service.
Non-employee trustees are compensated as follows:
Annual Non-Employee Trustee Compensation

$100,000
$100,000
Annual Equity Retainer (LTIP Units)
Annual Cash Retainer

Additional compensation for non-employee Board Committee members:
	Chair Annual Retainer	Member Annual Retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$5,000
Corporate Governance and Nominating Committee	$15,000	$5,000
2023 PROXY STATEMENT	36

In lieu of receiving an annual retainer in cash, a non-employee trustee may elect to receive any portion of the annual retainer in the form of fully vested LTIP Units. Trustees who are employees of the Company or its subsidiaries will not receive compensation for their services as trustees. All trustees are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties. For information on the special class of limited partnership units of the partnership designated as LTIP units (“LTIP Units”), see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units.”
The following table presents information regarding the compensation earned during 2022 by non-employee trustees who served on the Board during the year. W. Matthew Kelly is an employee of the Company and did not receive any compensation for his service as a member of the Board in 2022. The compensation paid to Mr. Kelly is presented below under “Executive Compensation” in the table titled “Summary Compensation Table” and the related explanatory tables.
Name	Fees Earned in Cash(1)	Share Awards(2)	All Other Compensation	Total
Phyllis R. Caldwell	$103,333	$99,986	—	$203,319
Scott A. Estes	$126,667	$99,986	—	$226,653
Alan S. Forman(3)	$110,000	$99,986	—	$209,986
Michael J. Glosserman	$108,333	$99,986	$58,500(4)	$266,819
Charles E. Haldeman, Jr.	$111,667	$99,986	—	$211,653
Alisa M. Mall	$111,667	$99,986	—	$211,653
Carol A. Melton	$108,333	$99,986	—	$208,319
William J. Mulrow	$115,000	$99,986	—	$214,986
D. Ellen Shuman	$108,333	$99,986	—	$208,319
Robert A. Stewart	$100,000	$99,986	—	$199,986

(1)
Represents the amount of the annual cash retainer, including committee chair and member retainers, earned by each non-employee trustee from January 1, 2022 through December 31, 2022. As discussed below, certain non-employee trustees elect to receive the entirety of their annual cash retainer in the form of LTIP Units. These LTIP Units are fully vested as of the date of grant. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
Represents the annual equity grant of LTIP Units to each non-employee trustee, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Alan S. Forman was previously an employee of Yale University, or Yale. Pursuant to an arrangement between Yale and Alan S. Forman, Yale University is entitled to receive, as of or prior to the time Mr. Forman ceases to serve as our trustee, all LTIP Units and other equity awards granted to Mr. Forman while employed by Yale. Pursuant to the arrangement, Mr. Forman received trustee compensation (including trustee fees, equity awards and dividends) on behalf of, or as a nominee for, Yale.

All trustee compensation received by Mr. Forman following the cessation of his employment with Yale in March 2022 will be owned by Mr. Forman.
(4)
Represents the salary of a dedicated administrative assistant provided to Mr. Glosserman until March 31, 2022 pursuant to a transition arrangement with the Company which expired March 31, 2022.

37	JBG SMITH PROPERTIES

Our annual LTIP grants are made in connection with each annual meeting with respect to each one-year period of service. Such periods commence at the annual meeting at which a trustee is elected and conclude at the following annual meeting. The LTIP Units disclosed below represent the LTIP Units issued in 2022 in lieu of certain trustees’ annual board and committee cash retainers for the one-year period of service between the 2021 and 2022 annual meetings.
Name	LTIP Units (#)
Phyllis R. Caldwell	1,196
Scott A. Estes	6,220
Alan S. Forman	5,741
Michael J. Glosserman	5,023
Charles E. Haldeman, Jr.	5,502
Alisa M. Mall	5,023
Carol A. Melton	5,502
William J. Mulrow	2,751
D. Ellen Shuman	5,502
Robert A. Stewart	4,784
The following table presents the number of outstanding Formation Units and LTIP Unit awards held by each of our current trustees, other than Mr. Kelly, as of December 31, 2022.
Name	Formation Unit Awards Outstanding as of December 31, 2022(1)	LTIP Unit Awards Outstanding as of December 31, 2022(2)
Phyllis R. Caldwell	—	10,414
Scott A. Estes	—	43,502
Alan S. Forman	—	29,919
Michael J. Glosserman	144,204	29,116
Charles E. Haldeman, Jr.	—	37,219
Alisa M. Mall	—	21,120
Carol A. Melton	—	41,271
William J. Mulrow	—	31,299
D. Ellen Shuman	—	40,643
Robert A. Stewart	148,247	184,654

(1)
The awards represent the grant of Formation Units to Mr. Glosserman and Mr. Stewart in July 2017.

(2)
The awards represent the number of LTIP Units granted to each non-employee trustee as part of their annual retainer and the number of LTIP Units granted to each non-employee trustee in lieu of cash as compensation for their annual retainer, if elected by the trustee. Mr. Stewart’s awards include Time-Based LTIP Units awarded to him and Performance-Based LTIP Units earned by him during his tenure as an employee of the Company.

2023 PROXY STATEMENT	38

Company Policies
Share Ownership Guidelines
We believe that equity ownership by our trustees and named executive officers helps align their interests with our shareholders’ interests and therefore have adopted share ownership guidelines applicable to all of our trustees and executive officers. On an annual basis, we evaluate the ownership status of the trustees and executive officers.
The Chief Executive Officer is required to own equity securities of the Company equal in value to at least six times his annual base salary, and each other named executive officer is required to own equity securities of the Company equal in value to at least three times his or her annual base salary. Non-employee trustees are required to own equity securities equal in value to five times their annual cash retainer. Named executive officers and trustees must satisfy the ownership requirements within five years of when they became subject to the policy, which was adopted on August 10, 2017.
The Corporate Governance and Nominating Committee may waive the share ownership requirements in the event of a severe hardship or in circumstances in which compliance would prevent the participant from complying with a court order.
Hedging and Pledging of Company Securities
Our Insider Trading Policy prohibits our trustees and employees, including our executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; and (iii) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Additionally the policy prohibits hedging or pledging of the Company’s securities by our named executive officers, and hedging by our trustees.
Board Self-Evaluation
Pursuant to the Company’s Corporate Governance Guidelines and the charters of the Compensation, Audit and Corporate Governance and Nominating Committees, the Corporate Governance and Nominating Committee will oversee the annual self-evaluation of the Board and each committee. The self-evaluation will include presentations to the Board by each committee chairperson, and may, if deemed necessary or appropriate by the Board, include reviews and/or presentations by the Company’s independent advisors, including its legal counsel and independent auditing firm. The Corporate Governance and Nominating Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Corporate Governance and Nominating Committee will work with the Board to implement the necessary changes.
Clawback Policy
Pursuant to the Company’s Incentive Compensation Recoupment Policy, in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to certain of our executive officers would have been a lower amount had it been calculated based on such restated results, the Board, or the Compensation Committee if such authority is delegated by the Board, shall review such performance-based compensation. If the Board determines that the executive officer engaged in fraud or intentional misconduct which materially contributed to the need for a restatement, the Compensation Committee may seek to recover from the executive the pre-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.
We expect that our existing incentive compensation clawback policy will be reviewed and updated, as appropriate, in accordance with the SEC’s recently issued final clawback rules.
39	JBG SMITH PROPERTIES

Communications with the Board
The Chairman serves as the communication conduit for third parties who wish to communicate with the Board. Shareholders and other interested parties may communicate with the Board or specified individual trustees by sending written correspondence to the “Chairman” c/o the Chief Legal Officer of JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, who will then directly forward such correspondence to the Chairman. The Chairman will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board. If the Chairman is an executive officer of the Company, the Board will designate a Lead Trustee, who will serve as the communication conduit for third parties who wish to communicate with the Board.
Compensation Committee Interlocks and
Insider Participation
No member of the Compensation Committee is or ever has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships during 2022 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2022 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
2023 PROXY STATEMENT	40

Executive Officers
The following table sets forth certain information regarding our executive officers.
Name	Position With the Company	Age as of the Annual Meeting
W. Matthew Kelly	Chief Executive Officer	50
M. Moina Banerjee	Chief Financial Officer	41
Kevin “Kai” Reynolds	Chief Development Officer	53
George L. Xanders	Chief Investment Officer	37
Steven A. Museles	Chief Legal Officer and Corporate Secretary	60
Biographies
Please see “Proposal 1: Election of Trustees — Nominees for Election as Trustees” for information regarding W. Matthew Kelly.
M. Moina Banerjee

Ms. Banerjee has served as our Chief Financial Officer since December 2020, prior to which she served as Executive Vice President, Head of Capital Markets since December 2018 and as an Executive Vice President since our formation in 2017. Ms. Banerjee worked at JBG from August 2010 until our formation, serving as a Principal in the Investments group and on the Management Committee. Prior to joining JBG, Ms. Banerjee worked at the Blackstone Group in New York, focusing primarily on office, hotel, and senior living acquisitions. She also worked within Citigroup’s Investment Banking Division in New York (NYSE: C). Ms. Banerjee has served on the Board of Directors of Expedia Group, Inc. (NASDAQ: EXPE), a global travel platform, and chair of their Audit Committee, since February 2023. Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania.

Kevin “Kai” Reynolds

Mr. Reynolds has served as our Chief Development Officer since December 2018, prior to which he served as our Co-Chief Development Officer since our formation in 2017. Mr. Reynolds worked at JBG from May 2003 until our formation, serving as a JBG partner and on the Management Committee and was responsible for overseeing the development group. Mr. Reynolds has over 20 years of real estate experience. Prior to joining JBG, he worked in development for Gables Residential. Mr. Reynolds received his Bachelor of Arts from the University of Western Ontario and a Master of Business Administration from the University of North Carolina’s Kenan-Flagler Business School.

George L. Xanders

Mr. Xanders has served as our Chief Investment Officer since January 2021, prior to which he served as Executive Vice President, Co-Head of Acquisitions since January 2019 and as an Executive Vice President since the Company’s formation in 2017. Mr. Xanders has been a member of JBG SMITH’s Investment Committee since January 2019. Prior to our formation, Mr. Xanders worked at JBG beginning in July 2008, serving as an Executive Vice President in the Investments group. Mr. Xanders graduated with a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.

41	JBG SMITH PROPERTIES

Steven A. Museles

Mr. Museles has served as our Chief Legal Officer and Corporate Secretary since our formation in 2017. From August 2013 until joining JBG in March 2017, Mr. Museles served as Chief Legal Officer and Chief Compliance Officer of Alliance Partners, a credit-focused asset management firm. Prior to joining Alliance Partners, Mr. Museles served in several capacities at CapitalSource Inc. (NYSE: CSE), a specialty finance company, including as a member of the Board of Directors, Co-Chief Executive Officer, and Chief Legal Officer and Secretary. Prior to joining CapitalSource, he practiced corporate and securities law as a partner at Hogan Lovells. Mr. Museles served on the Board of Directors of Revolution Acceleration Acquisition Corp (NASDAQ: RAAC) from December 2020 to July 2021. Mr. Museles received his Bachelor of Arts from the University of Virginia and Juris Doctor from the Georgetown University Law Center.

2023 PROXY STATEMENT	42

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.
This section presents information concerning compensation arrangements for our named executive officers for 2022. Compensation decisions for our named executive officers are made by the Compensation Committee which administers our executive compensation programs. Despite the Company’s 2022 Say-on-Pay proposal not receiving the support of the holders of a majority of its common shares, the Compensation Committee believes the Company has strong compensation practices as evidenced by the fact that, prior to 2022, the Company received above 90% support in each of the four years since its inception.
For the year ended 2022, our named executive officers and their titles were as follows:
W. Matthew Kelly Chief Executive Officer	David P. Paul President and Chief Operating Officer	M. Moina Banerjee Chief Financial Officer
Kevin “Kai” Reynolds Chief Development Officer	George L. Xanders Chief Investment Officer
We note that in February 2023, Mr. Paul retired from the Company.
Executive Summary
The Company is continuing its long-term strategy that includes continuing the lease-up of the operating portfolio and stabilization of newly constructed assets, shifting away from office in favor of a majority multifamily portfolio (of which National Landing represents an important opportunity), and enhancing connectivity and rolling out 5G in National Landing, all in the face of the pandemic, the evolution to hybrid work, and their prolonged effects. This strategy requires a significant amount of time to complete but should ultimately result in a positive outcome for shareholders.
43	JBG SMITH PROPERTIES

2022 Business Performance Highlights
In accordance with our strategic shift to a majority multifamily portfolio, we disposed of over $1 billion in non-core office and land assets at attractive valuations and prior to market freeze	55 new retailers open or opening between now and 2024 in National Landing, tripling the number of street-level retailers in the submarket	Preserved our balance sheet strength with $1.7 billion of liquidity and over $350 million of estimated borrowing capacity across our pool of unencumbered multifamily assets
Closed on sale of Pen Place (Phase 2 of HQ2) to Amazon for increased purchase price of $198 million. Metropolitan Park (Phase 1 of HQ2) scheduled for delivery in June	Delivered first 5G sites in National Landing — advancing digital infrastructure rollout	Continuing to lead the market on ESG initiatives: included in Bloomberg Gender-Equality Index for first time; 5-Star GRESB rating and Global Sector Leader; financed 995 affordable workforce housing units through Company-managed Washington Housing Initiative Impact Pool
Completed approximately 936,000 square feet of office leasing activity in challenging market	Advanced design and entitlement of our 9.7 million square foot development pipeline. We expect 100% to be fully entitled by 2024
Grew multifamily portfolio through partner buyouts and continued investment in under-construction development
2022 Say-On-Pay
Every year, the Company provides shareholders with the opportunity for an advisory (non-binding) vote on our executive compensation program (a “say-on-pay” vote). Prior to 2022, we had received strong say-on-pay support since our inception, as illustrated by the corresponding chart.
In early April, after we filed our Proxy Statement for the 2022 annual meeting, we reached out to 11 of our largest shareholders representing approximately 60% of our outstanding common shares and held calls with eight of them (representing 52% of our outstanding common shares) during which we explained why we believed our shareholders should support our say-on-pay proposal. These meetings were led by Scott Estes, then a member of our Compensation Committee, with participation by our Chief Financial Officer and our Chief Legal Officer. General commentary from our shareholders in these meetings was that while several of the shareholders understood and supported the special equity award granted in 2021 for retention purposes, others expressed concern with it.
2023 PROXY STATEMENT	44

At our 2022 annual meeting, approximately 46% of our shareholders supported our advisory vote on executive compensation. As a result, our 2022 say-on-pay advisory proposal did not pass. In response to this vote the Compensation Committee undertook an extensive shareholder outreach and engagement initiative to better understand our investors’ views regarding our executive compensation program. We reached out to eight of our largest shareholders representing approximately 58% of our outstanding common shares and invited them to participate in calls to discuss our executive compensation program. Ultimately, six shareholders representing approximately 38% of our outstanding common shares accepted our invitation to share feedback. Meetings took place in the fall of 2022 led by two of our Board members: Alisa Mall, Chair of the Compensation Committee, and Scott Estes, then-member of the Compensation Committee, with participation by our Chief Financial Officer and Chief Legal Officer. In addition to our executive compensation program, we also discussed our business, our Board, governance, ESG, and D&I related matters. Our shareholders provided candid, constructive feedback which was shared with the entire Board.

CONTACTED

~58%

of our total outstanding shares

HAD CALLS WITH

~38%

of our total outstanding shares

While the shareholders with whom we spoke were generally in favor of the design of our executive compensation program, some expressed concern with the special equity award we granted in 2021 and made some other suggestions which we describe below. Other investors indicated they had less concern with the 2021 special equity award given the decline in our share price since the grant date and the associated impact on likelihood of payout. The Compensation Committee is committed to executive compensation programs that align with the interests of our shareholders. The Compensation Committee confirmed that it (i) does not intend to make future special or one-time equity awards to our executive officers, except in extraordinary circumstances and (ii) made additional changes to our executive compensation program as described below.
What We Heard	What We Did
Special Equity Awards/One-Time Grants: General opposition to special or one-time equity awards.	The Compensation Committee firmly committed to not make any special or one-time awards to the Company’s executive officers absent any extraordinary circumstances.
Overall Compensation Philosophy/Structure/Disclosure: Shareholders are generally supportive of our compensation philosophy (including using AO LTIPs tied more to absolute share price performance with relative TSR serving as a modifier in lieu of LTIPs tied entirely to relative performance) and structure and appreciate the related disclosure.	The Compensation Committee noted these favorable comments and determined to largely maintain the existing compensation program essentially intact with a few enhancements discussed below.
Peer Group: Recognizing that we are in the midst of a strategic transition to majority multifamily, it was suggested that the Compensation Committee re-evaluate the peer group used for benchmarking executive compensation with a focus on companies of similar size.	The Compensation Committee made significant modifications to the peer group by deleting several companies with market capitalizations much higher than the Company’s and replacing them with companies more in line with the Company’s market capitalization.
Short-Term Incentive Compensation: Consider tiering and weighting corporate goals to enhance their rigor.	Beginning in 2023, the Compensation Committee has implemented a more rigorous incentive program and objective framework by adding threshold and maximum ranges (not just target) across a number of corporate goals.
ESG Metrics: Add more specificity and objectivity to ESG goals, particularly with respect to sustainability.	The Compensation Committee has added a robust ESG scorecard to the corporate goals for 2023.
In addition to the items above, shareholders also commented that: (i) the Company’s ESG progress and disclosures are ahead of many of its REIT peers, and the Company is considered to be a leader in ESG; and (ii) they appreciated the significant proportion of management’s compensation that is paid in the form of equity awards. The Compensation Committee intends to continue to consider future say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies, and practices.
45	JBG SMITH PROPERTIES

Executive Compensation Philosophy and Objectives
The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives, and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. Other than the employment agreements and equity incentive plan described below, we have not adopted any compensation policies, procedures, or plans with respect to named executive officer compensation.
The cornerstones of our annual executive compensation program that help us achieve our objectives include:
●
Base Salaries. Central to our ability to attract and retain our executives is providing base salaries that fairly reward them for their value to the organization in successfully performing their respective roles.

●
Incentive Compensation. Incentive compensation is an important tool for providing variable, or “at risk,” compensation tied to performance. We view it as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for shareholders. In accordance with our “pay-for-performance” orientation, we deliver most of our total named executive officer compensation in the form of incentive compensation comprising short-term, annual cash incentives and long-term, equity-based incentives.

2023 PROXY STATEMENT	46

Holistically, we evaluate our executive pay program and make pay decisions within the context of a total compensation framework to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.
Consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

Most executive pay is variable “at risk” compensation, designed to achieve pay-for-performance objectives

Balanced mix of performance measures used to ensure a focus on our overall performance

Strong emphasis on equity-based compensation to provide long-term incentives

Compensation Committee has engaged an independent compensation consultant

Offer our executives the option of receiving additional equity-based incentives in lieu of their annual cash bonus incentive as a retention mechanism to further align their interests with the long-term interests of our shareholders

Executive officers and trustees are subject to rigorous share ownership guidelines

Clawback policy to recover compensation from certain executive officers engaging in fraud or intentional misconduct that leads to a restatement of financials

Guaranteed salary increases, cash incentive compensation or equity grants

Extensive perquisites or supplemental benefits to our executive officers

Excise tax gross up payments

Hedging or pledging of our securities by our executive officers, including named executive officers

Single trigger change-in-control provisions

47	JBG SMITH PROPERTIES

Advisory Vote on Executive Compensation
Say-on-Pay Voting Results
5-year average: 84%
On an annual basis, the Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation. In 2022, approximately 46% of the shares voted supported the compensation paid to our named executive officers in 2021. The Company and the Board were disappointed by this advisory vote, and as a result, the Compensation Committee undertook an extensive shareholder outreach effort related to the Company’s executive compensation program. The results of that outreach are described above under “2022 Say-On-Pay.” Consistent with the advisory vote of shareholders at the 2018 Annual Meeting of Shareholders, the Company will hold advisory votes on executive compensation annually until the next say-on-frequency vote is conducted, which will be no later than 2024.
Annual Cash Incentive Program
Our short-term incentive (cash bonus) program has evolved since the Company’s formation such that a more rigid framework now applies. Despite the history of positive say-on-pay voting results, the Compensation Committee has proactively made constructive enhancements to the short-term incentive program. Payouts under our short-term incentive (cash bonus) program were initially entirely in the discretion of the Compensation Committee when the plan was first implemented for 2018. In 2019 we implemented a more rigorous system with specific objectives and a corresponding scoring system to determine payout amounts. In 2020, we continued to refine this objective program by adjusting the potential payout amounts on both the low and high ends. Additionally, while the program provides for individual, subjective components for non-executive employees, the executive payout is 100% based on Company performance (i.e., no individual, subjective component) as determined by goals set in the beginning of each year. Finally, for 2023, to make objectives more rigorous, the Committee has determined to create threshold, target, and maximum tiers for substantially all of the corporate goals and to weight the goals based on their strategic importance.

2023 PROXY STATEMENT	48

2022 Annual Cash Incentive Bonus Program
PERFORMANCE METRICS
●
Capital Allocation/Dispositions

●
Asset Entitlement Completion

●
Asset Entitlement Submission

●
Construction Commencement

●
Multifamily Occupancy

●
Aggregate Commercial Lease Execution Square Footage

● Aggregate Value of Commercial Leases Executed ● Core FFO ● Operating NOI ● ESG/Affordable Housing ● ESG/Sustainability
METHODOLOGY	Must meet specified number of goals to achieve threshold, target or maximum bonus level (as a percentage of base salary)
PERFORMANCE BANDWIDTHS	Threshold (6 Goals) = 50% Target (8 Goals) = 100% Maximum (10 Goals) = 150%
ACTUAL BONUS PAYOUT	150%
49	JBG SMITH PROPERTIES

Role of the Compensation Committee and Management
The Compensation Committee comprises independent trustees who are responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee.”
When determining the compensation of our named executive officers, the Compensation Committee considers several factors it deems important, including:
●
the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;

●
the business environment, our strategy, and our financial, operational and market performance;

●
marketplace compensation levels and practices; and

●
corporate governance and regulatory factors related to executive compensation.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data as well as advice from its compensation consultant. The Compensation Committee determines the compensation for the Chief Executive Officer. In connection with determining compensation of executive officers other than the Chief Executive Officer, the Compensation Committee seeks input from the Company’s Chief Executive Officer. Any recommendations given by the Chief Executive Officer are based upon the Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance, market compensation practices and employee retention considerations. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and in its sole discretion determines all executive officer compensation. The Chief Executive Officer does not provide any recommendations to the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2022, the Compensation Committee retained Ferguson Partners Consulting (“FPC”), which was first engaged by the Compensation Committee in 2018. The Compensation Committee directed FPC to, among other things: (1) support the Compensation Committee with its Say-on-Pay engagement efforts and recommend adjustments to demonstrate the Compensation Committee’s responsiveness and desire to adequately address shareholder feedback; (2) assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive, and equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum); (3) analyze current compensation conditions among the Company’s peers and assess the competitiveness and appropriateness of compensation levels for our executive officers; (4) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deemed advisable; and (5) make specific recommendations to the Compensation Committee for base salary, annual cash incentive and equity-based awards for our executive officers. A representative from FPC frequently attends meetings of the Compensation Committee and is available to participate in executive sessions and to communicate directly with the Compensation Committee chair or its members outside of meetings. We paid FPC approximately $133,000 in 2022 for its services as a compensation consultant. In addition, in 2022, FPC was engaged to assist with benchmarking the market practices across our broader employee population and was paid approximately $242,000 in 2022 for its services in which a separate consultant from FPC lead this effort. While the Compensation Committee does not pre-approve these non-executive compensation services, it does annually consider all factors relevant to FPC’s independence from management, including those identified by the NYSE. The Compensation Committee believes that the services provided by FPC related to non-executive compensation matters did not impact the advice and services that FPC provided to the Compensation Committee on executive compensation matters and has determined that FPC has no conflict of interest and is independent.
Use of Comparative Market Data
The Compensation Committee believes that for our compensation to be effective, it must be competitive with other real estate companies with which we may compete for executive talent. The Compensation Committee uses industry peer group data as one element of assessing and determining pay for our executive officers. Peer group data provides an insight into overall market pay levels, market trends, governance practices related to compensation and industry performance.
With assistance from FPC, the Compensation Committee undertook a comprehensive review of our peer group of companies with the goal of evaluating the competitiveness of the Company’s executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, office, multifamily, and/or diversified REITs), size (defined by total capitalization), having a Washington DC/metropolitan presence, and/or citing the Company as a peer. As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee determined to significantly modify the peer group that it had used last year, as shown below.
2023 PROXY STATEMENT	50

FPC noted in its peer group recommendation that the Company has three characteristics that differentiate it from its peers and the broader industry that are not directly captured in its total capitalization: (1) the Company’s significant development pipeline adds a degree of complexity that may not be matched at a number of its peers, (2) the Company manages a meaningful funds business which distinguishes it from most other public REITs, and (3) the Company is in the process of transitioning to a majority multifamily portfolio.
The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 14 public real estate companies. As of December 31, 2022, this peer group had total capitalization ranging from approximately $2.7 billion to $8.5 billion, with a median of approximately $5.3 billion. Our total capitalization at that time of approximately $4.9 billion ranked at the 44th percentile. This peer group comprises the following companies:
Company Name	Similar Property Type	Similar Size(1)	Washington DC Presence	Cite JBG SMITH as Peer
Acadia Realty Trust
Corporate Office Properties Trust
Cousins Properties Incorporated
Douglas Emmett, Inc.
Easterly Government Properties, Inc.
Empire State Realty Trust, Inc.
Hudson Pacific Properties, Inc.
Paramount Group, Inc.
Park Hotels & Resorts Inc.
Pebblebrook Hotel Trust
Tanger Factory Outlet Centers, Inc.
The Macerich Company
Urban Edge Properties
Veris Residential, Inc.

(1)
Defined by total capitalization.

51	JBG SMITH PROPERTIES

Elements of Executive Compensation Program
The following is a summary of the elements of, and amounts paid under, our executive compensation programs for fiscal year 2022.
Target Pay Mix. We believe that the executive management team’s compensation should be appropriately at-risk and meaningfully dependent upon the achievement of robust and objective performance requirements. As illustrated below, approximately 90% of the Chief Executive Officer’s total target 2022 compensation and 76.8% of the other named executive officers’ total direct 2022 compensation was variable and subject to Company performance.
Annual Base Salary. Our named executive officers’ base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the Company based on their respective roles and responsibilities. Our named executive officers’ base salaries were negotiated as a part of their employment agreements, each of which provides that the officer’s annual base salary will be reviewed not less frequently than annually by the Compensation Committee. Pursuant to the employment agreements, the base salary cannot be decreased below the base salary set forth in the table below. When establishing and reviewing base salaries, our Compensation Committee considers each executive’s role and responsibility, experience, knowledge, unique skills and future potential with our Company, as well as salary levels for similar positions in our target market and internal pay equity. Our named executive officers’ annual base salaries for 2021, 2022 and 2023 are set forth in the table below.
Name	2021 Base Salary	Percentage Change	2022 Base Salary	Percentage Change	2023 Base Salary
W. Matthew Kelly	$750,000	—	$750,000	—	$750,000
David P. Paul	$625,000	—	$625,000	—	—(1)
M. Moina Banerjee	$550,000	—	$550,000	—	$550,000
Kevin “Kai” Reynolds	$500,000	—	$500,000	—	$500,000
George L. Xanders	$375,000	13%	$425,000	12%	$475,000

(1)
Consistent with the terms of Mr. Paul’s Retirement Agreement and Release, dated as of July 29, 2022, he received $72,115 while serving as Senior Adviser from January 1, 2023 to February 3, 2023 and is expected to receive a monthly fee of  $10,000 during the six-month period following February 3, 2023.

Annual Cash Bonus. Each named executive officer has an opportunity to earn an annual cash bonus, which is designed to motivate achievement at both a company and individual level. Under the terms of their employment agreements, each of our named executive officers has a defined annual target bonus of 100% of his or her respective base salary. For our named executive officers, 100% of their bonuses depends upon the Company achieving specified goals set at the beginning of the year, such that there is no individual performance component.
Given the nature of our business and our long-term strategy, the Compensation Committee does not believe in a strict formulaic framework for measuring performance against short-term goals to determine compensation for a particular year. Execution of our strategy spans multiple submarkets with different economic drivers over many years. Development projects, which are particularly important to our strategy, take time to identify, acquire, permit, construct and stabilize. Our focus on long-term performance involves management of liquidity, leverage ratios, interest-rate risk, capital allocation and debt maturities so we can take advantage of opportunities when they arise while maintaining our operating parameters within appropriate ranges. Consequently, we believe performance must be reviewed not only for the most recent year or on a year-over-year basis, but also with a view toward managing compensation to appropriately incentivize, compensate and retain our executives. Furthermore, the Compensation Committee recognizes that there should be flexibility within the
2023 PROXY STATEMENT	52

bonus program to account for unusual and extraordinary events. The Compensation Committee believes it is prudent to undertake a holistic examination of performance under the most extreme and unusual events when determining performance against short-term goals.
The Compensation Committee believes that, generally, a specific number of goals should be met to earn threshold, target and maximum bonus amounts (as a percentage of salary). For 2022, our Compensation Committee implemented threshold, target, and maximum short-term incentive compensation amounts based on achieving a specified number of performance metrics, with the ability to interpolate the precise bonus amounts to the extent the number of goals met falls in between any of the following levels.
The number of goals necessary to earn the respective bonus payout amounts (as a percentage of salary) in 2022 as determined in February 2022 are set forth below:
	# of Goals Achieved	Payout Percentage
Threshold	6	50%
Target	8	100%
Maximum	10	150%
Additionally, our executives have the option to elect to receive all or a portion of their cash bonuses in the form of LTIP Units. As indicated in the charts below, Messrs. Kelly, Xanders, and Paul each participated in this option, with each electing to receive 100% of their 2022 cash bonuses in the form of fully vested LTIP Units. Although fully vested at grant, pursuant to the amended and restated partnership agreement (the “partnership agreement”), LTIP Units are not redeemable for common shares until two years after the date of grant.
Before Cash Bonus Equity Election
After Cash Bonus Equity Election
Our Compensation Committee strives to make compensation decisions that reward management for executing our strategy with the goal of creating long-term value. We do not rely on a strict formulaic framework for measuring performance against short-term goals to determine compensation awards for a particular year, but instead aim for a balanced quantitative and qualitative approach, as outlined below, that our Compensation Committee believes is appropriate to support our continued success. We focus on key drivers of value creation such as capital allocation, development activity, leasing, occupancy, Core Funds From Operations (FFO) attributable to OP Units, Operating Portfolio Net Operating Income (NOI), execution of our strategy for all of our assets located in National Landing, and improvements in our ESG efforts.
The Compensation Committee believes that combining a quantitative and a qualitative assessment against pre-established goals allows it to:
●
evaluate management’s performance annually while taking into account our focus on value creation over the long term;

53	JBG SMITH PROPERTIES

●
strike the appropriate balance between short-term objectives and long-term strategies; and

●
properly emphasize objective results while also considering subjective factors when assessing management’s performance.

Fiscal Year 2022 Executive Bonus Goals
The table below summarizes the Company’s 2022 performance against each of the 11 performance goals established by the Compensation Committee in February, as well as the significance of each performance goal for purposes of determining executive compensation.
CORPORATE GOAL #1: Capital Allocation/Dispositions: Sell or have under firm contract non-core assets totaling $1B in estimated value, subject to market conditions
Target	2022 Result	Goal Achievement
Sell Non-Core Assets totaling $1.0B	$1.066B	EXCEEDED
Why is this goal important? Recycling capital from asset sales and recapitalizations not only allows us to efficiently access capital to deleverage and create balance sheet capacity for future investment opportunities, but also allows us to sell non-core office assets with lower expected potential returns and allocate proceeds to multifamily and other investments with higher expected returns.
Performance: Despite the ongoing negative impact of the pandemic and the adverse impact of extremely challenging debt capital markets on real estate capital markets, the Company exceeded its goal for selling and/or having under firm contract non-core assets by approximately $66 million. Management was successful in achieving most of these sales in the early part of 2022, before the debt capital markets became as challenging as they were in the second half of the year.
CORPORATE GOAL #2: Entitle 1.8M SF of Estimated Potential Development Density, subject to uninterrupted jurisdictional review processes
Target	2022 Result	Goal Achievement
Receive approvals for entitling 1.8 million square feet of estimated potential development density	2.0M square feet entitled	EXCEEDED
Why is this goal important? Successfully executing our development plans requires that we receive entitlements on land in our development pipeline to monetize that land through development, sale or ground lease. This is a critical component of our business strategy.
Performance: The Company exceeded its goal by successfully entitling Gallaudet Parcel 1-3 (819,000 SF), 223 23rd Street and 2250 Crystal Drive (aggregate 1,188,000 square feet), exceeding its goal by 207,000 square feet.
CORPORATE GOAL #3: Submit Entitlement Applications for 1.5M SF of Estimated Potential Development Density
Target	2022 Result	Goal Achievement
Submit applications to entitle 1.5 million square feet of estimated potential development density	2.5 million square feet submitted	EXCEEDED
Why is this goal important? Successfully executing our development plans requires that we submit and entitle land in our development pipeline to monetize the value of that land through development, sale or ground lease. Creating the application for submission and submitting it in a timely manner is a critical component of our business strategy.
Performance: The Company exceeded its goal by submitting entitlement applications for an aggregate 2.5 million square feet, for Americana (531,000 SF) and RiverHouse (2.0M SF), exceeding its goal by 1,019,000 square feet.
CORPORATE GOAL #4: Commence Construction on Six New Projects, Subject to Market Conditions and JV Partner Approval (where relevant)
Target	2022 Result	Goal Achievement
Commence construction on six new projects	4 projects commenced	MET
2023 PROXY STATEMENT	54

Why is this goal important? A significant piece of our business strategy involves constructing new income-generating assets. Commencing construction of these assets in a timely and cost-efficient manner is a critical component of this strategy.
Performance: We commenced construction on four of the six projects included in this goal: 2000 and 2001 South Bell, Dining in the Park and Waterpark. Due to unfavorable market conditions relating to increased construction costs, our JV Partner did not approve commencing construction on Potomac Yard Landbay F – Blocks 15 and 19. Because this goal was subject to such approval with respect to the two Potomac Yard projects and such approval was not granted, the Committee deemed this goal met.
CORPORATE GOAL #5: Achieve Multifamily In-Service Portfolio Occupancy of 93.5%, excluding 8001 Woodmont, Adjusted for Portfolio Composition Changes
Target	2022 Result	Goal Achievement
Multifamily occupancy of 93.5%	94.2% Occupied	EXCEEDED
Why is this goal important? As we transition to being a majority multifamily company, maintaining the occupancy of our multifamily assets at acceptable levels becomes more important to our business.
Performance: We exceeded this goal by 70 basis points.
CORPORATE GOAL #6: Office Leases
Target	2022 Result	Goal Achievement
Execute office leases totaling 886,000 SF	935,849 SF	EXCEEDED
Why is this goal important? We generate revenue and cash by leasing commercial assets. Our ability to effectively lease these assets is an important measure of progress toward stabilizing our operating commercial portfolio. When making office leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be received at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, vacancy and expected future demand for the space, the impact of any expansion rights and general economic factors.
Performance: The lasting effects of the pandemic and hybrid work policies continued to adversely impact the demand for office leasing in 2022. Many prospective tenants were wary of committing to new or additional space given the continued uncertainty regarding how office space might be used differently going forward. Nonetheless, due to extraordinary efforts of the Company’s leasing team, we exceeded this goal by approximately 6%.
CORPORATE GOAL #7: Present Value of Executed Office Leases to Budget
Target	2022 Result	Goal Achievement
Meet or exceed present value of budget	Exceeded by 38.4%	EXCEEDED
Why is this goal important? Like all important business decisions, due to the long tenure of office leases, we assess leasing transactions by measurement of their impact on the Company’s long-term Net Asset Value per share. Accordingly, the rental rate to be received at inception and throughout the lease term and the cost of tenant improvements and other landlord concessions relative to management’s assessment of market rates (as reflected in the Company’s annual budget) impacts the Company’s long-term Net Asset Value per share.
Performance: While the pandemic continued to adversely impact the demand for office leasing, the present value of office leases executed in 2022 exceeded budget, and the Company exceeded this goal by 38.4%.
CORPORATE GOAL #8: Core Funds from Operations Attributable to OP Units (Core FFO)(1)
Target	2022 Result	Goal Achievement
$160.0M	$178.7M	EXCEEDED
Why is this goal important? Core FFO is important in comparing our levered operating performance from period to period and as compared to similar real estate companies.
Performance: Despite the lasting impacts of the pandemic on the Company’s 2022 Core FFO, the Company outperformed budgeted NOI and third-party asset management and real estate services revenue and incurred lower than budgeted general and administrative expense during the year. The Company achieved Core FFO of approximately $178.7 million, exceeding its goal by approximately 12%.
55	JBG SMITH PROPERTIES

CORPORATE GOAL #9: Operating Portfolio Net Operating Income (NOI)(2)
Target	2022 Result	Goal Achievement
$326.0M	$339.2M	EXCEEDED
Why is this goal important? NOI is a supplemental portfolio performance measure that reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items, and is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.
Performance: For the year ended December 31, 2022, the Company reported NOI of  $339.2 million, which exceeded its goal by approximately 4%.
CORPORATE GOAL #10: Commitment to Affordable Housing through the WHI Impact Pool (ESG)
Target	2022 Result	Goal Achievement
Finance 500 Affordable Workforce Housing Units	955 Units Financed	EXCEEDED
Why is this goal important? The Company is committed to the economic development of the Washington region through continued investment in our projects and local communities. However, new development can also foster challenging growth dynamics, with issues of social equity at the forefront. To contribute to the response to these challenges, the Company launched the Washington Housing Initiative (WHI), in partnership with the Federal City Council, to produce affordable workforce housing and create sustainable, mixed-income communities.
Performance: In March, the WHI Impact Pool provided financing for the acquisition of Earle Manor, an existing 140-unit multifamily building located in Wheaton, MD. In December, the WHI Impact Pool provided financing for the acquisition of Loree Grand, an existing 212-unit multifamily building located in Northeast Washington, DC, and provided an equity investment for the acquisition of the Gale Eckington, an existing 603-unit multifamily building also located in Northeast Washington, DC. With these transactions, the WHI Impact Pool financed 955 units in 2022, exceeding this goal by 455 units.
CORPORATE GOAL #11: Sustainability (ESG)
Target	2022 Result	Goal Achievement
Continue ESG assurance readiness: (i) identify key controls surrounding ESG disclosures and implement enhancements to ESG reporting process and (ii) establish an ESG committee	Key controls identified ESG committee established	MET
Why is this goal important? The Company is committed to transparency in ESG reporting and believes that clear processes and procedures in ESG data collection are essential in the ESG space.
Performance: In 2022, the Company created process narratives and controls for information disclosed in its annual ESG Report. This activity was deemed critical in the Company’s ability to respond to proposed SEC amendments regarding climate related risks. Additionally, the Company established an ESG Committee comprising senior leaders across all business units. The ESG Committee advises management and the Board on climate change-related risks, human capital and social impacts, and governance.
(1)
Funds From Operations (FFO) is a non-GAAP financial measure computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures. Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to our formation transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

(2)
NOI is a non-GAAP financial measure management uses to assess an asset’s performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles.

2023 PROXY STATEMENT	56

The Compensation Committee determined that the Company met or exceeded all 11 corporate goals set in February 2022, which entitled executives to receive the maximum bonus of 150% of target. Consequently, the Compensation Committee awarded a bonus of 150% of target to the Company’s named executive officers.
2022 Bonus Amount and Composition
Name	Maximum Bonus Opportunity	Bonus Awarded	Portion of Bonus Elected to be Taken in LTIP Units
W. Matthew Kelly	$1,125,000	$1,125,000	100%
David P. Paul	$937,500	$937,500	100%
M. Moina Banerjee	$825,000	$825,000	—
Kevin “Kai” Reynolds	$750,000	$750,000	—
George L. Xanders	$637,500	$637,500	100%
Equity Incentive Compensation. We provide equity awards pursuant to the Omnibus Plan, which serve as the long-term incentive element of our target pay mix for our executive compensation. The Omnibus Plan provides for grants of options, share-based awards, partnership unit awards and performance-based equity awards to trustees, officers and employees of JBG SMITH and its subsidiaries. In addition, we grant equity awards pursuant to the partnership agreement of our operating partnership, to the extent the awards are based on interests in our operating partnership. The purpose of the equity awards is to attract, retain and motivate our trustees, officers and employees by providing them with a proprietary interest in our long-term success or compensation based on the attainment of performance goals.
2022 Annual Equity Grants
In 2021, the Compensation Committee reviewed the components of the Company’s annual equity award structure and in consultation with its compensation consultant, determined to modify the performance-based portion of that structure to more effectively incentivize its executives. The Compensation Committee determined to replace the performance-based LTIPs with Appreciation-Only LTIPs (“AO LTIPs”) that have economics identical to stock options. This modification to the Company’s annual equity award structure was discussed in the meetings with investors described above under “2022 Say On Pay,” and investors understood and supported the rationale for the shift in our approach (i.e., the Company is currently transitioning to majority multifamily, and its performance relative to either office or multifamily companies is not as relevant during this transitory period as absolute share price performance is) to focus more on the Company’s share price performance while including a relative performance component.
On January 3, 2022, we granted AO LTIPs to each named executive officer under the Omnibus Plan and the partnership agreement. The AO LTIPs were issued with a participation threshold of 110% of the grant date price, vest 50% on the third and fourth anniversaries of the grant date and have a term of 10 years. The AO LTIPs also include a relative TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by 1% of the target number of AO LTIP Units subject to the award for each percentage point the Company’s TSR relative to the companies in the Nareit FTSE Equity Office Index with a market capitalization greater than $400 million, but excluding Alexandria Real Estate Equities (the “Index”), is above the 75th percentile or below the 25th percentile, respectively, over the period commencing on the grant date and ending on the third anniversary of the grant date (the “Performance Period”). TSR means, for the Company and the Peer Companies, the total return (expressed as a percentage) that would have been realized by a shareholder who bought one share of common stock of such company at a certain baseline value on the applicable grant date, reinvested each dividend and other distribution declared during the performance period with respect to such share (without deduction for any taxes with respect to such dividends or other distributions), and sold such shares at a certain common share price on the applicable valuation date (without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale). Appropriate adjustments to TSR are made to take into account all stock dividends, stock splits, reverse stock splits and certain other events that occur during the performance period. For the AO LTIPs granted on January 3, 2022, once the Compensation Committee determines
57	JBG SMITH PROPERTIES

the number of AO LTIPs that become earned following the end of the three-year performance period, 50% of any AO LTIPs that are earned will vest on the date the number of AO LTIPs that becomes earned is determined and the remaining 50% will vest on January 3, 2026, subject to continued employment.
The percentage of AO LTIPs that may be earned (assuming the 110% of grant date price participation threshold is achieved) will be modified based on the relative TSR of JBG SMITH compared to the Peer Companies over the three-year performance period such that the maximum amount that can be earned is 125% of the target amount and the minimum that can be earned is 75% of the target amount.
On January 3, 2022 each named executive officer also received an award of LTIP Units with time-based vesting requirements (the “Time-Based LTIP Units”) under the Omnibus Plan and the partnership agreement. The Time-Based LTIP Units vest in four equal annual installments beginning on January 3, 2023, subject to continued employment.
2022 Annual Equity Grant Vesting Schedule
2022 Long-Term Incentive Plan
PAY MIX AND VEHICLE	▶	50% Time-Based LTIP Units 50% Performance-Based Appreciation Only LTIPs
PERFORMANCE METRICS	▶	Share Price Growth Modifier: Relative TSR vs. Nareit FTSE Office Equity Index constituents minus Alexandria Real Estate Equities, Inc. and companies with market capitalization less than $400 million
2023 PROXY STATEMENT	58

2022 Long-Term Incentive Plan
PERFORMANCE HURDLES	▶
Requires 10% Share Price Growth
Modifier would reduce the number of units awarded relative to target by up to 25% if JBGS’s relative TSR is below the 25th percentile and increase the number of units awarded relative to target by up to 25% if its relative TSR is above the 75th percentile

VESTING	▶	Time-Based: Vests ratably over 4 years Performance-Based: Vests 50% on 3rd and 4th anniversaries of grant
The table below provides information on the 2022 annual equity grants made to each of our named executive officers.
	AO LTIP Units		Time-Based LTIP Units
Name	#(1)	Value(2)	#(3)	Value(4)
W. Matthew Kelly	675,675	$2,999,997	109,649	$2,999,997
David P. Paul	140,765	$624,997	22,843	$624,984
M. Moina Banerjee	123,873	$549,996	20,102	$549,991
Kevin “Kai” Reynolds	168,918	$749,996	27,412	$749,992
George L. Xanders	112,612	$499,997	18,274	$499,977

(1)
Represents the number of AO LTIP Units that may be earned if maximum relative TSR performance under the AO LTIP Unit award is achieved.

(2)
Represents the grant date fair value of the AO LTIP Units granted on January 3, 2022, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Represents the number of Time-Based LTIP Units that may be earned if employee remains employed through all applicable vesting dates.

(4)
Represents the grant date fair value of the Time-Based LTIP Units granted on January 3, 2022, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

59	JBG SMITH PROPERTIES

Results of 2020 Performance-Based LTIP Units
On January 31, 2020, each named executive officer received an award of LTIP Units with performance-based vesting requirements (“2020 Performance-Based LTIP Units”) that were eligible to vest based on the relative TSR of JBG SMITH compared to our Peer Companies, as well as absolute TSR, over the three-year performance period beginning on the January 31, 2020 grant date. The terms of the 2020 Performance-Based LTIP Units provide that if our TSR is negative for the three-year performance period, 50% of the units that otherwise would have been earned based on relative TSR are automatically forfeited at the end of the performance period, and only 50% of the 2020 Performance-Based LTIP Units that otherwise would have been earned based on relative TSR may be earned if our TSR becomes positive within seven years following the end of the three-year performance period.
The relative TSR goals for the 2020 Performance-Based LTIP Units were set at the outset of the three-year period and were achieved at threshold levels of performance:
	Threshold (25% Payout)	Target (50% Payout)	Maximum (100% Payout)	Actual Performance	Percentage Payout	Modified Percentage Payout(1)
Relative TSR:	35th percentile	55th percentile	75th percentile	41st percentile	32.7%	16.4%

(1)
As the Company’s TSR was negative for the three-year performance period, pursuant to the terms of the awards, 50% of the 2020 Performance-Based LTIP Units that otherwise would have been earned based on the above relative TSR performance were forfeited at the end of the three-year performance period. The remaining 50% of the earned 2020 Performance-Based LTIP Units remain eligible to be earned and vest if our TSR becomes positive within seven years following the end of the three-year performance period.

The total 2022 compensation received by each of our named executive officers is as follows:
Name and Principal Position(1)	Base Salary	Bonus	Annual Share Awards(2)	All Other Compensation	Total Compensation
W. Matthew Kelly Chief Executive Officer	$750,000	$1,125,000	$5,999,994	$9,150	$7,884,144
David P. Paul President and Chief Operating Officer	$625,000	$937,500	$1,249,981	$9,150	$2,821,631
M. Moina Banerjee Chief Financial Officer	$550,000	$825,000	$1,099,987	$9,150	$2,484,137
Kevin “Kai” Reynolds Chief Development Officer	$500,000	$750,000	$1,499,988	$9,150	$2,759,138
George Xanders Chief Investment Officer	$425,000	$637,500	$999,974	$9,150	$2,071,624

(1)
The foregoing table supplements and omits certain items required by SEC rules to be reported in the Summary Compensation Table presented in the “Compensation of Executive Officers” Section in this proxy statement and is not a substitute for the amounts reported in the Summary Compensation Table.

(2)
Amounts reflect the aggregate grant date fair value of  (1) Time-Based LTIP Units granted in January 2022 and (2) AO LTIP Units granted in January 2022, each calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2023 PROXY STATEMENT	60

The graphic below summarizes the status and payout percentages of the performance-based award grants since 2017, including those for which the performance period is in progress and those for which an award will be earned upon achievement of positive TSR (in which case payout percentages are based on the tracking status of the award as of December 31, 2022). As shown, Company executives have earned below 50% of maximum payout in each of the last three completed periods, indicating that executive incentive pay is strongly impacted by Company performance and aligned with shareholder interests in that regard.
61	JBG SMITH PROPERTIES

Below we have shown the grant date fair value of all CEO equity awards issued in the period between 2018-2022 versus the value actually realized on the date of vesting (or being tracked to realize for those awards that are still outstanding). Over this period, the actual realized pay value for both our CEO, whose base salary has not increased since 2018, and each of our NEOs is approximately one-half of the awards’ value at date of grant and reported in the Summary Compensation Table, below.

CEO Granted Pay vs. Realized Pay
$9M
$8M
$7M
$6M
$5M
$4M
$3M
$2M
$1M
$0M
$4.7
$5.9
$6.6
$1.7
$4.9
$3.1
$7.4
$3.3
$7.9
$4.6
$8.2
$2.4
$7.9
$4.0
2018
2018 Amazon Award
2019
2020
2021
2021 Special Awards
2022
CEO Granted Pay ($M)
CEO Realized Pay ($M)

2023 PROXY STATEMENT	62

Other Benefits and Policies
Retirement Savings Opportunities. Our named executive officers are eligible to participate in a defined contribution retirement savings plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) that is available to all our employees. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.
Perquisites and Supplemental Benefits. In addition to allowing participation in our 401(k) plan described above, we offer our executives participation in health and other insurance policies that are available to all of our employees. Consistent with our culture of fairness and transparency, we believe that that our executives generally should not be entitled to perquisites and supplemental benefits that are not available to all employees of the Company.
Clawback Policy. The Board has adopted our Incentive Compensation Recoupment Policy that generally provides that the Company may seek to recover certain performance-based compensation paid to an executive if the executive officer engaged in fraud or intentional misconduct which materially contributed to a restatement of the Company’s financial results. See “Corporate Governance and Board Matters — Company Policies — Clawback Policy.”
Employment Agreements
We have entered into employment agreements with each of our NEOs. These agreements protect our executives by providing:
●
certain severance benefits in the event of termination without “cause” or resignation for “good reason” (each as defined in the agreements); and

●
enhanced severance benefits in the event of termination without “cause” or resignation for “good reason” following a change of control of our Company.

In addition, these agreements protect the Company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements, as most recently amended and restated, are described in more detail below under “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below.
Tax and Accounting Considerations
Code Section 162(m). Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, its chief financial officer and each of its three other most highly compensated executive officers. We, like many umbrella partnership REITs, have taken the position in the past that Section 162(m) does not apply to payments to our employees from an “operating partnership,” based on private letter rulings issued by the IRS to several umbrella partnership REITs. On December 18, 2020, the IRS released final regulations under Section 162(m). The final regulations provide that compensation subject to Section 162(m) now includes compensation paid to a covered employee by an operating partnership after December 18, 2020, to the extent the publicly held corporation is allocated a distributive share of the operating partnership’s deduction for that compensation. To the extent that compensation paid by an operating partnership is paid pursuant to a written binding contract that is in effect on December 20, 2019, and that is not materially modified after that date, then it would not be subject to Section 162(m). At this time, the Company does not anticipate that these final regulations under Section 162(m) will have a material impact on the Company.
Code Section 409A. Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
63	JBG SMITH PROPERTIES

Accounting for Share-Based Compensation. We follow FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted shares, restricted share units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
2023 PROXY STATEMENT	64

Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee
ALISA M. MALL (Chair)
ALAN S. FORMAN
D. ELLEN SHUMAN
65	JBG SMITH PROPERTIES

Compensation of Executive Officers
The following tables set forth certain compensation information for each of our named executive officers for the past three years. Our named executive officers are: W. Matthew Kelly, our Chief Executive Officer, David P. Paul, our President and Chief Operating Officer, M. Moina Banerjee, our Chief Financial Officer, Kevin “Kai” Reynolds, our Chief Development Officer, and George L. Xanders, our Chief Investment Officer.
Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2022, 2021, and 2020. We note that Mr. Paul retired from the Company in February 2023.
Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)	All Other Compensation(3)	Total
W. Matthew Kelly Chief Executive Officer	2022	$750,000	$1,125,000	$5,999,994	$9,150	$7,884,144
	2021	$750,000	$1,125,000	$14,215,815	$8,700	$16,099,515
	2020	$750,000	$637,500	$5,999,965	$8,550	$7,396,015
David P. Paul President and Chief Operating Officer	2022	$625,000	$937,500	$1,249,981	$9,150	$2,821,631
	2021	$625,000	$937,500	$2,905,831	$8,700	$4,477,031
	2020	$625,000	$531,250	$1,249,984	$8,550	$2,414,784
M. Moina Banerjee Chief Financial Officer	2022	$550,000	$825,000	$1,099,987	$9,150	$2,484,137
	2021	$550,000	$825,000	$3,674,169	$8,700	$5,057,869
	2020	$425,000	$361,250	$899,975	$8,550	$1,694,775
Kevin “Kai” Reynolds Chief Development Officer	2022	$500,000	$750,000	$1,499,988	$9,150	$2,759,138
	2021	$500,000	$750,000	$4,249,176	$8,700	$5,507,876
	2020	$500,000	$425,000	$1,499,977	$8,550	$2,433,527
George L. Xanders Chief Investment Officer	2022	$425,000	$637,500	$999,974	$9,150	$2,071,624
	2021	$375,000	$562,500	$3,599,161	$8,700	$4,545,361
	2020	$350,000	$323,750	$744,974	$8,550	$1,427,274

(1)
Amounts reflect cash bonuses for services rendered in each of 2022, 2021, and 2020. For a discussion of how the 2022 bonuses were determined, see “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus” above. Messrs. Kelly, Paul, and Xanders each elected to receive the entirety of their 2022, 2021 and 2020 bonuses in the form of LTIP Units. The following LTIP Units were awarded on February 17, 2023 for services rendered in 2022: Mr. Kelly — 70,754 LTIP Units; Mr. Paul — 58,962 LTIP Units; Mr. Xanders — 40,094 LTIP Units. The LTIP Units issued were fully vested on the date of grant and determined by dividing the cash amount of the bonus the named executive officer elected to forego by the grant date fair value. The following LTIP Units were awarded on February 18, 2022 for services rendered in 2021: Mr. Kelly — 50,698 LTIP Units; Mr. Paul — 42,248 LTIP Units; Mr. Xanders — 25,349 LTIP Units. The following LTIP Units were awarded on January 14, 2021 for services rendered in 2020: Mr. Kelly — 21,580 LTIP Units; Mr. Paul — 17,984 LTIP Units; Mr. Xanders — 10,959 LTIP Units.

(2)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the named executive officer. Amounts for 2022 reflect the aggregate grant date fair value of  (1) Time-Based LTIP Units granted in January 2022 and (2) AO LTIP Units granted in January 2022. All amounts shown reflect the aggregate grant date fair value of the awards, each as calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts for 2021 reflect the aggregate grant date fair value of  (1) Time-Based LTIP Units granted in January 2021, (2) Performance-Based LTIP Units granted in January 2021, (3) Time-Based LTIP Units granted in July 2021 and (4) Performance-Based LTIP Units granted in July 2021. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021. Amounts for 2020 reflect the aggregate grant date fair value of  (1) Time-Based LTIP Units granted in January 2020 and (2) Performance-Based LTIP Units granted in January 2020. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020. For further detail and discussion of each of these awards, see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table — Formation Units” below.

(3)
Amounts for 2022, 2021, and 2020 consist of the value of our 401(k) plan match.

2023 PROXY STATEMENT	66

Grants of Plan-Based Awards in 2022
The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2022.
			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Awards ($)(2)
Name	Grant Date	Award Type	Threshold Units (#)	Target Units (#)	Maximum Units (#)
W. Matthew Kelly	1/3/2022	Time-based LTIP Unit	—	—	—	109,649(3)	2,999,997
	1/3/2022	AO LTIP Unit(1)	405,405	540,540	675,675	—	2,999,997
	1/3/2022	LTIP Unit	—	—	—	6,857(4)	—(4)
	2/18/2022	LTIP Unit	—	—	—	50,698(5)	1,124,989
David P. Paul	1/3/2022	Time-based LTIP Unit	—	—	—	22,843(3)	624,984
	1/3/2022	AO LTIP Unit(1)	84,459	112,612	140,765	—	624,997
	1/3/2022	LTIP Unit	—	—	—	5,715(4)	—(4)
	2/18/2022	LTIP Unit	—	—	—	42,248(5)	937,483
M. Moina Banerjee	1/3/2022	Time-based LTIP Unit	—	—	—	20,102(3)	549,991
	1/3/2022	AO LTIP Unit(1)	74,324	99,098	123,873	—	549,996
Kevin “Kai” Reynolds	1/3/2022	Time-based LTIP Unit	—	—	—	27,412(3)	749,992
	1/3/2022	AO LTIP Unit(1)	101,351	135,134	168,918	—	749,996
George L. Xanders	1/3/2022	Time-based LTIP Unit	—	—	—	18,274(3)	499,977
	1/3/2022	AO LTIP Unit(1)	67,567	90,090	112,612	—	499,997
	1/3/2022	LTIP Unit	—	—	—	2,073(4)	—(4)
	2/18/2022	LTIP Unit	—	—	—	25,349(5)	562,494

(1)
The AO LTIP Units are structured in the form of profits interests that provide for a share of appreciation determined by the increase in the value of a common share at the time of conversion over the participation threshold of  $32.30. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned relative to target will be increased or reduced by as much as 25% based on the Company’s TSR compared to its Nareit FTSE Equity Office Index peers with a market capitalization at the beginning of the Calculation Period greater than $400 million, but excluding Alexandria Real Estate Equities. The AO LTIP Units have a three-year performance period with 50% of the AO LTIP Units that are earned vesting at the end of the three-year performance period and the remaining 50% vesting on the fourth anniversary of the grant date, subject to continued employment. The AO LTIPs have a 10-year term from the grant date

(2)
The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the named executive officers in 2022 based on the maximum number of units that may be earned. The assumptions used to calculate these amounts are described in Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report of Form 10-K for the year ended December 31, 2022.

(3)
Represents the number of Time-Based LTIP Units awarded in January 2022, which vest in four equal annual installments beginning on January 3, 2023, subject to continued employment through the applicable vesting date.

(4)
In 2022, the Company determined that the initial calculations of the LTIP Units awarded in lieu of cash bonus for the years 2019, 2020 and 2021 were calculated based on grant date fair values that did not appropriately reflect certain restrictions on the LTIP Units, which would have resulted in a lower grant date fair values at each date. Accordingly, the Company recalculated the appropriate grant date fair value for all LTIP Units awarded in lieu of cash bonus for the years 2019, 2020 and 2021 and issued additional LTIP Units to reflect the appropriate amount of LTIP Units that should have been issued in prior years. The issuance of the additional LTIP Units in 2022 did not result in the recognition of additional expense in the Company’s December 31, 2022 consolidated financial statements as the appropriate amount of expense associated with these awards had been recognized in the respective periods.

(5)
Represents the number of LTIP Units awarded in lieu of cash bonus in February 2022, which were fully vested as of the date of grant.

67	JBG SMITH PROPERTIES

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
NEO Employment Agreements
On February 18, 2021, we entered into amended and restated employment agreements with Messrs. Kelly, Paul, Reynolds and Xanders and Ms. Banerjee. The amended and restated employment agreements made several clarifying changes but did not alter the material terms of the agreements, which are described below.
On July 29, 2022, we entered into a retirement agreement and release with Mr. Paul. Mr. Paul retired from his position as President and Chief Operating Officer effective December 31, 2022 and served as Senior Advisor until February 3, 2023.
Term
Except for Mr. Paul’s employment agreement, the current term of each employment agreement expires on July 18, 2023, subject to automatic one-year renewals, unless 180 days’ prior written notice of non-renewal is provided by either party or the executive officer is earlier terminated or resigns. Neither the Company nor any executive officer provided a notice of non-renewal, and as a result the term of each of the employment agreements for our executive officers now expires on July 18, 2024.
Base Salary, Target Bonus and Benefits
The employment agreements provide for annual base salaries for each of the foregoing executive officers, as set forth in the “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Base Salary.” Each such executive officer’s employment agreement provides that their base salary is subject to review at least annually for possible increase, but not decrease. The employment agreements also establish annual cash bonus targets for each executive officer, expressed as a percentage of annual base salary, as set forth in “Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus.” In addition, the employment agreements provide that each executive officer will be entitled to participate in benefit plans and programs as are made available to our senior level executives or to our employees generally.
Severance
Under each employment agreement, if the executive is terminated without “cause” or resigns for “good reason” (each as defined in his or her employment agreement), they will be entitled to certain severance benefits, including enhanced benefits upon a qualifying termination that occurs in connection with a change in control, as described in detail below under “— Potential Payments Upon Termination or Change in Control.”
Net-Better Cutback
If any payments to any executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code, and would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced to the amount that would not cause the named executive officer to be subject to the excise tax if such a reduction would put the executive officer in a better after-tax position than if the executive officer were to pay the excise tax.
Restrictive Covenants
Each executive officer is subject to a perpetual non-disclosure covenant, a non-competition covenant through the first anniversary of the date the executive officer’s employment terminates for any reason, and a non-solicitation of employees and consultants covenant through the second anniversary of the date the executive officer’s employment terminates for any reason.
2023 PROXY STATEMENT	68

LTIP Units
Pursuant to the partnership agreement, the partnership may issue compensatory partnership interests in the form of LTIP Units, which, in general, are a special class of limited partnership units of the partnership that are structured in a manner intended to qualify as “profits interests” for federal income tax purposes. LTIP Units may be subject to vesting requirements as determined prior to grant. Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding common limited partnership units (“OP Units”) beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the “Distribution Participation Date”). Net income and net loss are allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement. If LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition will be taxed as long-term capital gain.
The partnership maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding “Book-Up Target,” which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for common shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit until the Book-Up Target has been reached.
LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right beginning on the second anniversary of the date of the grant of the LTIP Units. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.
Performance-Based LTIP Units
Under the Company’s 2017 Omnibus Share Plan, participants may earn awards in the form of Performance-Based LTIP Units based on the achievement of certain financial goals and/or performance hurdles, which may include share price, absolute TSR and TSR relative to our peer group over a specified measurement period, or other performance metrics. Prior to 2022, the Company granted its annual performance-based equity awards to executive officers in the form of Performance-Based LTIP Units. Starting in 2022, the Company has granted its annual performance-based equity awards to executive officers in the form of Appreciation-Only LTIP Units.
Performance-Based LTIP Units are valued by reference to the value of a common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period.
Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as “profits interests” for federal income tax purposes, meaning that, under current law, no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any deduction. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date. If Performance-Based LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition will be taxed as long-term capital gain.
69	JBG SMITH PROPERTIES

Appreciation-Only LTIP Units
Appreciation-Only LTIPs (“AO LTIP Units”) are a class of partnership interests in the partnership and are intended to qualify as “profits interests” for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award. Since 2022, the Company granted its annual performance-based equity awards to executive officers in the form of Appreciation-Only LTIPs instead of Performance-Based LTIP Units.
“Formation Units” are a type of AO LTIP Unit that were generally granted to certain individuals in connection with our formation in 2017 under the partnership agreement and the Omnibus Plan. The Formation Units were subject to vesting over a five-year period following the formation as follows: 25% of each grant of Formation Units vested on July 18, 2020, 25% of each grant of Formation Units vested on July 18, 2021, and 50% of each grant of Formation Units vested on July 18, 2022, respectively, subject to continued employment.
The value of vested AO LTIP Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units, determined on the basis of how much the value of a common share has increased since the award date. The conversion ratio between AO LTIP Units and OP Units, which starts out at zero, is the quotient of  (i) the excess of the value of a common share on the conversion date above the per share value at the time the AO LTIP Unit was granted over (ii) the value of a common share as of the date of conversion. This conversion ratio is similar to a “cashless exercise” of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Like options, AO LTIP Units have a finite term (10 years) over which their value may increase and during which they may be converted into LTIP Units (and in turn, OP Units).
Because the AO LTIP Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of AO LTIP Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of AO LTIP Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their AO LTIP Units from other sources. However, upon conversion of AO LTIP Units to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the AO LTIP Units through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of AO LTIP Units to vested LTIP Units, the holder generally is entitled to receive allocations of net income and net loss such that the ratio of  (i) the total amount of net income or net loss with respect to each AO LTIP in such taxable year to (ii) the total amount distributed to that AO LTIP with respect to such period is equal (as nearly as practicable) to the ratio of  (i) to (ii) with respect to the general partner’s OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming that the partnership makes distributions equal to or greater than its taxable income, holders of AO LTIP Units should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.
Any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition of any AO LTIP Units held for more than three years from the date of grant of the AO LTIP Units before being transferred, will be taxed as long-term capital gain.
2023 PROXY STATEMENT	70

Outstanding Equity Awards at Fiscal Year-End December 31, 2022
The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2022.
Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible(1)	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(2)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
W. Matthew Kelly	Formation Unit	7/18/2017	199,460		7/18/2027	37.10
	Time-Based LTIP Unit	11/12/2018					44,246(5)	839,789
	Time-Based LTIP Unit	1/10/2019					11,684(6)	221,762
	Time-Based LTIP Unit	1/31/2020					38,940(7)	739,081
	Performance-Based LTIP Unit	1/31/2020							80,342(11)	1,524,891
	Time-Based LTIP Unit	1/1/2021					77,028(8)	1,461,991
	Performance-Based LTIP Unit	1/1/2021							49,538(12)	940,212
	Time-Based LTIP Unit	7/29/2021					128,000(9)	2,429,440
	Performance-Based LTIP Unit	7/29/2021							31,500(13)	597,870
	Time-Based LTIP Unit	1/3/2022					109,649(10)	2,081,138
	AO LTIP Unit	1/3/2022		540,540(14)	1/3/2032	32.30
David P. Paul	Formation Unit	7/18/2017	168,463		7/18/2027	37.10
	Time-Based LTIP Unit	11/12/2018					11,555(5)	219,314
	Time-Based LTIP Unit	1/10/2019					6,677(6)	126,729
	Time-Based LTIP Unit	1/31/2020					8,112(7)	153,966
	Performance-Based LTIP Unit	1/31/2020							16,738(11)	317,687
	Time-Based LTIP Unit	1/1/2021					16,047(8)	304,572
	Performance-Based LTIP Unit	1/1/2021							10,320(12)	195,874
	Time-Based LTIP Unit	7/29/2021					26,000(9)	493,480
	Performance-Based LTIP Unit	7/29/2021							6,300(13)	119,574
	Time-Based LTIP Unit	1/3/2022					22,843(10)	433,560
	AO LTIP Unit	1/3/2022		112,612(14)	1/3/2032	32.30
71	JBG SMITH PROPERTIES

Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible(1)	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(2)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
M. Moina Banerjee	Formation Unit	7/18/2017	70,174		7/18/2027	37.10
	Time-Based LTIP Unit	11/12/2018					7,026(5)	133,353
	Time-Based LTIP Unit	1/10/2019					2,557(6)	48,532
	Time-Based LTIP Unit	1/31/2020					5,840(7)	110,843
	Performance-Based LTIP Unit	1/31/2020							12,051(11)	228,728
	Time-Based LTIP Unit	1/1/2021					11,874(8)	225,369
	Performance-Based LTIP Unit	1/1/2021							7,637(12)	144,950
	Time-Based LTIP Unit	7/29/2021					43,000(9)	816,140
	Performance-Based LTIP Unit	7/29/2021							10,500(13)	199,290
	Time-Based LTIP Unit	1/3/2022					20,102(10)	381,536
	AO LTIP Unit	1/3/2022		99,098(14)	1/3/2032	32.30
Kevin “Kai” Reynolds	Formation Unit	7/18/2017	107,816		7/18/2027	37.10
	Time-Based LTIP Unit	11/12/2018					12,296(5)	233,378
	Time-Based LTIP Unit	1/10/2019					3,653(6)	69,334
	Time-Based LTIP Unit	1/31/2020					9,734(7)	184,751
	Performance-Based LTIP Unit	1/31/2020							20,085(11)	381,213
	Time-Based LTIP Unit	1/1/2021					19,257(8)	365,498
	Performance-Based LTIP Unit	1/1/2021							12,384(12)	235,048
	Time-Based LTIP Unit	7/29/2021					43,000(9)	816,140
	Performance-Based LTIP Unit	7/29/2021							10,500(13)	199,290
	Time-Based LTIP Unit	1/3/2022					27,412(10)	520,280
	AO LTIP Unit	1/3/2022		135,134(14)	1/3/2032	32.30
2023 PROXY STATEMENT	72

Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible(1)	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(2)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)(4)
George L. Xanders	Formation Unit	7/18/2017	62,668		7/18/2027	37.10
	Time-Based LTIP Unit	11/12/2018					7,026(5)	133,353
	Time-Based LTIP Unit	1/10/2019					2,557(6)	48,532
	Time-Based LTIP Unit	1/31/2020					4,834(7)	91,749
	Performance-Based LTIP Unit	1/31/2020							9,975(11)	189,326
	Time-Based LTIP Unit	1/1/2021					10,911(8)	207,091
	Performance-Based LTIP Unit	1/1/2021							7,017(12)	133,183
	Time-Based LTIP Unit	7/29/2021					43,000(9)	816,140
	Performance-Based LTIP Unit	7/29/2021							10,500(13)	199,290
	Time-Based LTIP Unit	1/3/2022					18,274(10)	346,841
	AO LTIP Unit	1/3/2022		90,089(14)	1/3/2032	32.30

(1)
Represents the number of one-time AO LTIP equity-based awards designated as ”Formation Units,“ under the partnership agreement and the Omnibus Plan awarded in July 2017, which fully vested in July 2022.

(2)
Represents the number of AO LTIP Units granted on January 3, 2022, which vest 50% on each of the third and fourth anniversaries of the date of grant.

(3)
The values under this column are calculated based on the closing price of our common shares of  $18.98 as of December 31, 2022.

(4)
The awards under this column are awards of Performance-Based LTIP Units. Performance-Based LTIP Units awarded in 2020 and 2021 will not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming the Performance-Based LTIP Units for common shares are also met. As of December 31, 2022, these criteria had not been met.

(5)
Represents the unvested portion of Time-Based LTIP Units awarded on November 12, 2018, which vested 50% on November 12, 2022 and will vest 50% on November 12, 2023, conditioned on Amazon entering into definitive lease or asset purchase documentation with the Company prior to November 12, 2022. Such conditions have been met.

(6)
Represents the unvested portion of Time-Based LTIP Units awarded on January 10, 2019, which vest 25% on each of the first four anniversaries of January 10, 2019.

(7)
Represents the unvested portion of Time-Based LTIP Units awarded on January 31, 2020, which vest 25% on each of the first four anniversaries of January 1, 2020.

(8)
Represents the unvested portion of Time-Based LTIP Units awarded on January 1, 2021, which vest 25% on each of the first four anniversaries of January 1, 2021.

(9)
Represents the unvested portion of Time-Based LTIP Units awarded on July 29, 2021, which vest 50% on the fifth anniversary of grant and 25% on each of the sixth and seventh anniversaries of grant.

(10)
Represents the number of Time-Based LTIP Units awarded on January 3, 2022, which vest 25% on each of the first four anniversaries of January 3, 2022.

(11)
As results as of December 31, 2022 indicate performance between threshold and target levels, represents the number of Performance-Based LTIP Units awarded on January 31, 2020 at target level, which vest 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment. On January 31, 2023, the three year performance period ended with the awards earning at 32.7%. However, due to our negative TSR over the performance period, 50% of the earned awards were forfeited.

(12)
As results as of December 31, 2022 indicate performance below threshold level, represents the number of Performance-Based LTIP Units awarded on January 1, 2021 at threshold level, which vest 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment.

(13)
Represents the number of Performance-Based LTIP Units awarded on July 29, 2021, which may be incrementally earned based upon the Company’s achievement of four share price targets within a seven-year performance period. 17.5%, 22.5%, 27.5%, and 32.5% of the award is earned on each date prior to the seventh anniversary of the grant date on which the Company achieves average closing share price targets of  $35.00, $40.00, $45.00, and $50.00, respectively, for a consecutive 20-trading day period. Any Performance-Based LTIPs Units earned will vest 50% on the fifth anniversary of grant and up to an additional 25% on each of the sixth and seventh anniversaries of grant. As our share price as of December 31, 2022 had not met the minimum closing share price target of  $35.00, the amount shown represents the number of Performance-Based LTIP Units assuming the achievement of such minimum closing share price target.

(14)
Represents the target number of AO LTIP Units awarded on January 3, 2022, which are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned will be increased or reduced by as much as 25%. The AO LTIP Units have a three-year performance period with 50% of the AO LTIP Units that are earned vesting at the end of the three-year performance period and the remaining 50% vesting on the fourth anniversary of the grant date.

73	JBG SMITH PROPERTIES

2022 Option Exercises and Shares Vested
The following table sets forth information regarding the option exercises and share vesting during the fiscal year ending December 31, 2022. The Company has no outstanding options. There were no option exercises in fiscal year 2022 and the amount shown under “LTIP Awards” represents the vesting of Time-Based and Performance-Based LTIP Units. The value on vesting is calculated by multiplying the number of LTIP Units vested on each date by the market value of our common shares on such date, which is assumed to be the per share closing price on the NYSE.
	Option Awards		LTIP Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Matthew Kelly	—	—	160,731	4,128,338
David P. Paul	—	—	61,727	1,625,510
M. Moina Banerjee	—	—	28,392	735,621
Kevin “Kai” Reynolds	—	—	43,426	1,113,587
George L. Xanders	—	—	32,004	830,849
Employee Retirement Plan
We do not provide a retirement plan other than a 401(k) plan.
Deferred Compensation
We do not provide any deferred compensation programs.
Potential Payments upon Termination or Change in Control
The following summarizes the payments that we may be required to make to our named executive officers in connection with a termination of employment or change in control.
Employment Agreements
As described above, the Company previously entered into employment agreements with each of its named executive officers. The following discussion summarizes the payments we may be required to make under the employment agreements upon the following termination events: (i) termination by us without “cause” or by the executive for “good reason” other than a termination within two years following a “change in control” of the Company; (ii) termination by us without “cause” or by the named executive for “good reason” within two years following a “change in control” of the Company; and (iii) death or disability of the named executive officer. The potential payments to the named executive officers will vary depending on which one of these termination events occurs.
Regardless of the reason for any termination of employment, each named executive officer is entitled to receive the following benefits upon termination pursuant to his employment agreement with the Company: (i) payment of any unpaid portion of the named executive officer’s base salary through the effective date of termination; (ii) payment of any accrued but unused vacation pay through the effective date of termination, to the extent provided by the Company’s vacation policy; (iii) reimbursement for any outstanding reasonable business expenses; and (iv) payment of any compensation or benefits as may be required by any Company employee benefit plans or programs.
Termination by us for “Cause” or by the named executive officer without “Good Reason”
If we terminate any named executive officer’s employment agreement for “cause” or the named executive officer terminates his or her employment agreement without “good reason,” the executive will only receive the benefits described in the paragraph immediately above, regardless of the reason for the termination of employment.
2023 PROXY STATEMENT	74

Termination by us without “Cause” or by the named executive officer for “Good Reason”, outside of a Change in Control
If we terminate any named executive officer without “cause” or a named executive officer terminates his or her employment for “good reason,” in either case other than following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to one times the sum of the named executive officer’s base salary and target bonus, (ii) a pro rata bonus for the year of termination, determined based on actual performance, (iii) health care continuation for 18 months, (iv) certain equity vesting benefits as described in the following sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, any LTIP Units or other equity awards without performance conditions will vest, and for any Performance-Based LTIP Units and other performance-based awards, a pro rata portion of the awards scheduled to vest on the next vesting date will vest (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, that if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern.
Termination by us without “Cause” or by the named executive officer for “Good Reason”, following a Change in Control
If we terminate any named executive officer without “cause” or the named executive officer terminates his or her employment for “good reason,” in either case following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to two times (or three times for W. Matthew. Kelly) the sum of such named executive officer’s base salary and target bonus, (ii) a pro rata amount of his or her target annual bonus for the year of termination, (iii) health care continuation for two years, (iv) certain equity vesting benefits as described in the next sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, all outstanding unvested equity-based awards will vest.
For purposes of the employment agreements, the terms, “Cause,” “Good Reason” and “Change in Control” are defined as follows:
“Cause” generally means the named executive officer’s (i) conviction of, or plea of guilty or nolo contendere to, a felony; (ii) willful and continued failure to use reasonable best efforts to substantially perform his or her duties (other than such failure resulting from the named executive officer’s incapacity due to physical or mental illness) that the named executive officer fails to remedy to our reasonable satisfaction within 30 days after our written notice of such failure; or (iii) willful misconduct that is materially economically injurious to us.
“Good reason” generally means: (i) a reduction in base salary or target annual bonus, (ii) a material diminution in position, authority, duties or responsibilities or the assignment of duties materially and adversely inconsistent with the named executive officer’s position as provided under the named executive officer’s employment agreement; (iii) a relocation of employment to a location outside of the Washington, DC metropolitan area; or (iv) our material breach of any provision of the employment agreement or any equity agreement with the named executive officer, which will be deemed to include (x) the named executive officer’s not holding the title prescribed under the employment agreement, (y) failure of our successor to assume the employment agreement and (z) the named executive officer no longer reporting directly to our Chief Executive Officer (or, in the case of W. Matthew. Kelly, our Board).
“Change in Control” means the occurrence of one of the following events:
(i)
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding common shares (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any entity pursuant to a transaction that complies with the provisions of sections (iii)(1), (2) and (3) below;

(ii)
Any time at which individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual

75	JBG SMITH PROPERTIES

or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The compensation payable to named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the named executive’s continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the named executive’s execution of a general release of claims.
Death or Disability
If a named executive’s employment is terminated by reason of  “disability” or death, the executive, or his or her beneficiary, legal representative or estate, in the case of his death, will be entitled to receive: (i) vesting of a prorated portion of any outstanding unvested Performance-Based LTIP Units scheduled to vest on the next vesting date (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern, (ii) vesting of all outstanding unvested LTIP Units, (iii) a pro rata bonus for the year of termination, determined based on actual performance, and (iv) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. Under the employment agreement, the Company may terminate the named executive’s employment for “disability” if, as a result of the executive’s incapacity due to physical or mental illness, he or she has been substantially unable to perform his or her duties under the agreement for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the executive shall not have returned to the substantial performance of his or her duties on a full-time basis.
Omnibus Plan
The Omnibus Plan provides that if the Company experiences a change in control, then the Compensation Committee may take one or more of the following actions with respect to outstanding awards, in its sole discretion: (i) settle the awards for an amount of cash or securities; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control. Under the Omnibus Plan, the term “change in control” has the same meaning assigned to such term in the employment agreements.
2023 PROXY STATEMENT	76

Quantification of Benefits under the Termination and Change in Control Events
The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination under various scenarios, or upon a change in control without a termination, as of December 31, 2022.
	Termination		No Termination
Name	Without Cause/For Good Reason	Without Cause/ For Good Reason Upon or Within Two Years Following a Change of Control	Death/ Disability	Change in Control(1)
W. Matthew Kelly
Cash Severance(2)	$1,500,000	$4,500,000	$—		$—
Pro Rata 2022 Bonus	$1,125,000(3)	$750,000(4)	$1,125,000(3)		$—
Healthcare Benefits	$24,526	$32,702	$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$7,773,201	$7,773,201	$7,773,201	$
Accelerated Vesting of Performance-Based LTIP Units(6)	$593,239	$609,960	$593,239		$—
Accelerated Vesting of AO LTIP Units(7)	$—	$—	$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—	$—	$—		$18,000,290
David P. Paul
Cash Severance(2)	$1,250,000	$2,500,000	$—		$—
Pro Rata 2022 Bonus	$937,500(3)	$625,000(4)	$937,500(3)		$—
Healthcare Benefits	$21,783	$29,044	$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,731,621	$1,731,621	$1,731,621		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$123,579	$127,071	$123,579		$—
Accelerated Vesting of AO LTIP Units(7)	$—	$—	$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—	$—	$—		$3,833,789
M. Moina Banerjee
Cash Severance(2)	$1,100,000	$2,200,000	$—		$—
Pro Rata 2022 Bonus	$825,000(3)	$550,000(4)	$825,000(3)		$—
Healthcare Benefits	$24,526	$32,702	$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,715,773	$1,715,773	$1,715,773		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$88,959	$91,484	$88,959		$—
Accelerated Vesting of AO LTIP Units(7)	$—	$—	$—		$—
Cancellation of Equity Awards in Exchange for Cash	$—	$—	$—		$3,891,830
77	JBG SMITH PROPERTIES

	Termination		No Termination
Name	Without Cause/For Good Reason	Without Cause/ For Good Reason Upon or Within Two Years Following a Change of Control	Death/ Disability	Change in Control(1)
Kevin “Kai” Reynolds
Cash Severance(2)	$1,000,000	$2,000,000	$—	$—
Pro Rata 2022 Bonus	$750,000(3)	$500,000(4)	$750,000(3)	$—
Healthcare Benefits	$24,526	$32,702	$—	$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,189,381	$2,189,381	$2,189,381	$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$148,291	$152,485	$148,291	$—
Accelerated Vesting of AO LTIP Units(7)	$—	$—	$—	$—
Cancellation of Equity Awards in Exchange for Cash	$—	$—	$—	$5,030,839
George L. Xanders
Cash Severance(2)	$850,000	$1,700,000	$—	$—
Pro Rata 2022 Bonus	$637,500(3)	$425,000(4)	$637,500(3)	$—
Healthcare Benefits	$18,293	$24,391	$—	$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,643,706	$1,643,706	$1,643,706	$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$73,642	$75,730	$73,642	$—
Accelerated Vesting of AO LTIP Units(7)	$—	$—	$—	$—
Cancellation of Equity Awards in Exchange for Cash	$—	$—	$—	$3,693,964

(1)
Consists of a Change in Control under the Omnibus Plan in which the Compensation Committee, in its sole discretion, elects to settle all outstanding awards, whether vested or unvested, for cash, as permitted under the Omnibus Plan. Amounts assume that, with respect to the Performance-Based LTIP Units, the Compensation Committee elects, in its sole discretion, to deem the performance conditions satisfied at maximum level, as permitted under the Omnibus Plan. Amounts calculated as the product of  (x) the number of any Time-Based LTIP Units that have not vested and the number of all Performance-Based LTIP Units, at the maximum level, that have not vested, respectively, multiplied by (x) the closing price of our common shares of  $18.98 on December 31, 2022. No value is attributable to the Formation Units because the “participation threshold” ($37.10) of the Formation Units was in excess of the closing price of our common shares on December 31, 2022. No value is attributable to the 2022 AO LTIPs because the “participation threshold” ($32.30) of the 2022 AO LTIPs was in excess of the closing price of our common shares on December 31, 2022.

(2)
Represents cash severance payment based on 2022 base salary and 2022 target bonus.

(3)
Based on the assumption that the termination of employment occurs on December 31, 2022, the “pro rata” bonus payment is equivalent to the actual bonus paid for such entire fiscal year.

(4)
Based on the assumption that the termination of employment occurs on December 31, 2022, the “pro rata” bonus payment is equivalent to the target bonus for such fiscal year.

(5)
Amount calculated as (i) the number of units that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2022 Table) multiplied by (ii) the closing price of our common shares of  $18.98 on December 31, 2022.

(6)
Amount calculated based on our absolute TSR and TSR relative to our peer group for each Performance-Based LTIP Unit award over a specified period ending December 31, 2022 and (i) for termination without Cause or for Good Reason not in connection with a Change in Control, or termination upon death or Disability, represents a pro rata portion of the awards scheduled to vest on the next vesting date, except where the award agreement provides for more favorable treatment, and (ii) for termination without Cause or for Good Reason upon or within two years following a Change in Control, represents full vesting of the award. For our Performance-Based awards issued in July 2021, the closing price of our common shares of  $18.98 on December 31, 2022 was below all performance thresholds, so no value was ascribed to these awards.

(7)
Accelerated vesting of 2022 AO LTIPs is calculated as the difference between the closing price of our common shares of  $18.98 on December 31, 2022 and the “participation threshold” ($32.30) of the 2022 AO LTIPs. As the value is negative, we have ascribed no value.

2023 PROXY STATEMENT	78

Equity Compensation Plan Information
The following table sets forth certain information concerning our common shares authorized for issuance under the Omnibus Plan and our Employee Share Purchase Plan (the “ESPP”) as of December 31, 2022.
Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders(1)	18,950,203 (2)	$—	8,990,767(3)
Equity compensation plans not approved by shareholders	—	$—	—
Total equity compensation plans	18,950,203	$—	8,990,767

(1)
Each of the Omnibus Plan, as subsequently amended, and the ESPP was adopted by our Board on June 23, 2017, approved by our sole shareholder on July 10, 2017 and became effective as of July 17, 2017.

(2)
This amount represents the number of our common shares that may be issued upon conversion of OP units, including those that may be received upon conversion of LTIP Units, Time-Based LTIP Units, AO LTIP Units, Performance-Based LTIP Units, unvested Time-Based restricted common shares, unvested Performance-Based restricted common shares and Formation Units awarded under the Omnibus Plan. This amount assumes that the maximum number of our common shares is issued upon achievement of the performance targets for the AO LTIP, Performance-Based LTIP Units and Performance-Based restricted common shares.

(3)
As of December 31, 2022, there were 7,195,521 common shares available for future issuance under the Omnibus Plan and 1,795,246 common shares available for future issuance under the ESPP.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
To identify the “median employee” from our employee population, we used W-2 Medicare compensation for employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation. We did not use any statistical sampling techniques and did not make any cost of living adjustments in identifying our median employee. Using this methodology, we determined that we had 918 employees as of December 31, 2022. We identified our median employee from this employee population.
The 2022 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $7,884,144. The 2022 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $90,706. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2022 is 86.9 to 1. The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.
79	JBG SMITH PROPERTIES

Pay Versus Performance Tables
The following table sets forth information concerning the compensation actually paid to our Chief Executive Officer (“CEO”) and to our other NEOs compared to Company performance for the years ended December 31, 2022, 2021 and 2020.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 43. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Pay for CEO(1)(2)	CAP to CEO(3)(4)	Average Summary Compensation Table Pay for Other NEOs(1)(2)	Average CAP to Other NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on:
					TSR(5)	Peer Group TSR(5)	GAAP Net Income (Loss)(6)	Operating Portfolio NOI(6)
2022	$7,884,144	$(818,279)	$2,534,133	$430,734	$52.69	$62.07	$98,986	$339,217
2021	$16,099,515	$7,353,930	$4,936,407	$2,880,696	$76.41	$99.51	$(89,725)	$332,034
2020	$7,396,015	$1,979,678	$2,193,868	$622,283	$80.78	$81.56	$(67,261)	$301,904

(1)
For each year shown, the CEO was W. Matthew Kelly. For 2022, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin “Kai” Reynolds and George L. Xanders. For 2021, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin “Kai” Reynolds and Steven A. Museles. For 2020, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin “Kai” Reynolds and Stephen W. Theriot.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 66. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.

CEO
	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards / Accrued Dividends	Equals CAP
2022	$7,884,144	$(5,999,994)	$3,210,671	$(5,736,996)	$—	$(603,147)	$—	$427,043	$(818,279)
2021	$16,099,515	$(14,215,815)	$11,035,582	$(3,648,491)	$—	$(94,366)	$(2,226,061)	$403,568	$7,353,930
2020	$7,396,015	$(5,999,965)	$4,601,686	$(2,036,456)	$—	$(555,809)	$(1,684,069)	$258,277	$1,979,678
Other NEOs (Average)
	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards / Accrued Dividends	Equals CAP
2022	$2,534,133	$(1,212,483)	$648,814	$(1,467,596)	$—	$(171,444)	$—	$99,310	$430,734
2021	$4,936,407	$(3,630,832)	$2,832,680	$(890,744)	$—	$(19,024)	$(441,401)	$93,610	$2,880,696
2020	$2,193,868	$(1,143,725)	$877,182	$(612,985)	$—	$(212,395)	$(542,502)	$62,841	$622,283

(4)
Calculated in accordance with FASB ASC Topic 718.

(5)
Reflects the cumulative TSR of the Company and FTSE Nareit Equity Office Index for the year ended December 31, 2020, the two-years ended December 31, 2021 and the three years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(6)
Amounts in thousands.

2023 PROXY STATEMENT	80

The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2022, of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the FTSE Nareit Equity Office Index (our “Peer Group”), (ii) our GAAP net income, and (iii) our Operating Portfolio NOI (in each case as set forth in the table above).

Compensation Actually Paid vs. TSR
Compensation Actually Paid to CEO
Avg. Compensation Actually Paid to Non-CEOs
Investment in $100 of JBGS
Investment in $100 of Peer Group
Compensation (in thousands)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$(1,000)
$(2,000)
$105
$95
$85
$75
$65
$55
$45
$100 Investment
2020
2021
2022

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid to CEO
Avg. Compensation Actually Paid to Non-CEOs
Net Income (Loss)
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
Compensation (in thousands)
$150,000
$100,000
$50,000
$0
$(50,000)
$(100,000)
Net Income (Loss) (in thousands)
2020
2021
2022

81	JBG SMITH PROPERTIES

Compensation Actually Paid vs.
Operating Portfolio NOI
Compensation Actually Paid to CEO
Avg. Compensation Actually Paid to Non-CEOs
Operating Portfolio NOI
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
Compensation
(in thousands)
$350,000
$340,000
$330,000
$320,000
$310,000
$300,000
$290,000
$280,000
Operating Portfolio NOI
(in thousands)
2020
2021
2022

Financial Performance Measures.   The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the section titled “Elements of Executive Compensation Program”.
Most Important Financial Performance Measures
Operating Portfolio NOI
Total Shareholder Return
Core FFO Attributable to OP Units
2023 PROXY STATEMENT	82

Security Ownership of Certain
Beneficial Owners and Management
As of February 28, 2023, we had approximately 114.7 million common shares outstanding and 11.9 million OP Units outstanding (other than OP Units owned by us) for an aggregate of approximately 126.6 million outstanding shares and OP Units. This section sets forth information regarding the beneficial ownership of our executive officers, trustees and holders known to us to hold more than 5% of our common shares.
Security Ownership of Trustees and Executive Officers
The table below sets forth the beneficial ownership of the Company’s securities by its trustees, named executive officers and trustees and executive officers as a group as of February 28, 2023.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all securities shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.
Unless otherwise indicated, the address of each named person is c/o JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.
To our knowledge, no shares beneficially owned by any executive officer or trustee, except Robert A. Stewart, have been pledged as security.
	Number of Common Shares and OP Units(1)	Percentage of All Common Shares(2)		Percentage of All Common Shares and OP Units(3)
W. Matthew Kelly(4)	885,100	*	%	*	%
M. Moina Banerjee(5)	158,052	*		*
Phyllis R. Caldwell(6)	4,434	*		*
Scott A. Estes(7)	74,395	*		*
Alan S. Forman(8)	20,871	*		*
Michael J. Glosserman(9)	486,857	*		*
Charles E. Haldeman, Jr.(10)	108,410	*		*
Alisa M. Mall(11)	7,790	*		*
Carol A. Melton(12)	25,910	*		*
William J. Mulrow(13)	20,241	*		*
David P. Paul(14)	732,024	*		*
Kevin “Kai” Reynolds(15)	497,959	*		*
D. Ellen Shuman(16)	23,135	*		*
Robert A. Stewart(17)	916,987	*		*
George L. Xanders(18)	144,304	*		*
All trustees and executive officers as a group (15 people)(19)	3,398,167	2.9%		2.7%

*
Less than 1.0%

83	JBG SMITH PROPERTIES

(1)
Includes, for the named person(s), the sum of  (a) the total number of common shares and (b) the total number of common shares issuable to such person(s) upon exchange of certain interests in our Operating Partnership within 60 days of February 28, 2023, including vested OP Units and booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units and excludes any vested LTIP Units that have not yet booked up that could otherwise be converted into OP Units.

(2)
The total number of common shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of  (a) 114,738,507 common shares outstanding within 60 days of February 28, 2023 and (b) the number of common shares that are issuable to such person(s) upon exchange of certain interests in our Operating Partnership that are exchangeable for common shares within 60 days of February 28, 2023, including vested OP Units and booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all vested OP Units and all booked-up, vested LTIP Units that each person owns have been exchanged for common shares.

(3)
The total number of common shares and OP Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 114,738,507 common shares outstanding within 60 days of February 28, 2023, (b) 11,877,636 OP Units vested and outstanding within 60 days of February 28, 2023 (other than OP Units held by us) and (c) 1,351,449 outstanding booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding booked-up, vested LTIP Units that each person owns have been converted into OP Units.

(4)
Consists of 4,622 common shares, 382,004 vested OP Units and 498,474 vested LTIP Units (including 43,503 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of February 28, 2023. Does not include 671,895 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Kelly own equity interests, as to which Mr. Kelly disclaims beneficial ownership. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 673,782 Time-Based LTIP Units (including fully vested LTIP Units which have not yet booked up) that remain subject to time-based vesting conditions and excludes 14,118 OP Units held by JBG Properties Inc. for which Mr. Kelly disclaims beneficial ownership.

(5)
Consists of 148,159 vested OP Units and 9,893 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 116,254 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(6)
Consists of 4,434 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 5,980 fully vested LTIP Units which have not yet booked up.

(7)
Consists of 50,000 common shares and 24,395 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 19,107 fully vested LTIP Units which have not yet booked up.

(8)
Consists of 5,000 common shares and 15,871 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 14,048 fully vested LTIP Units which have not yet booked up.

(9)
Consists of 471,071 vested OP Units and 15,786 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 13,330 fully vested LTIP Units which have not yet booked up. The total also excludes 14,118 OP Units held by JBG Properties Inc. and 74,712 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Glosserman own equity interests, as to which Mr. Glosserman disclaims beneficial ownership.

(10)
Consists of 85,000 common shares and 23,410 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 13,809 fully vested LTIP Units which have not yet booked up.

(11)
Consists of 7,790 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 13,330 fully vested LTIP Units which have not yet booked up.

(12)
Consists of 2,500 common shares and 23,410 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 17,861 fully vested LTIP Units which have not yet booked up.

(13)
Consists of 20,241 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 11,058 fully vested LTIP Units which have not yet booked up.

(14)
Consists of 451,790 common shares, 27,610 vested OP Units and 252,624 vested LTIP Units (including 36,253 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of February 28, 2023. The total includes shares sold following the record date. For additional information, see “Certain Relationships and Related Party Transactions”. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 186,790 Time-Based LTIP Units (including fully vested LTIP Units which have not yet booked up) that remain subject to time-based vesting conditions.

(15)
Consists of 16,009 common shares, 360,253 vested OP Units and 121,697 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 142,761 Time-Based LTIP Units (including fully vested LTIP Units which have not yet booked up) that remain subject to time-based vesting conditions.

(16)
Consists solely of 23,135 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes 17,508 fully vested LTIP Units which have not yet booked up.

(17)
Consists of 755,816 vested OP Units and 161,171 vested LTIP Units convertible into OP Units within 60 days of February 28, 2023. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 11,190 Time-Based LTIP Units (fully vested LTIP Units which have not yet booked up) that remain subject to time-based vesting conditions. The total excludes 14,118 OP Units held by JBG Properties Inc. for which Mr. Stewart disclaims beneficial ownership. Subsequent to February 28, 2023, Mr. Stewart pledged as collateral for a line of credit 289,287 OP Units of the 916,987 vested OP Units and vested LTIP Units.

(18)
Consists of 8,350 common shares, 4,800 vested OP Units and 131,154 vested LTIP Units (including 15,343 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of February 28, 2023. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 177,974 Time-Based LTIP Units (including fully vested LTIP Units which have not yet booked up) that remain subject to time-based vesting conditions.

(19)
This group excludes David P. Paul, who retired from the Company in February 2023, and includes Steven Museles, our Chief Legal Officer.

2023 PROXY STATEMENT	84

Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of the Company’s securities by each holder of five percent or more of our common shares as of February 28, 2023.
	Number of Common Shares and Partnership Units(1)	Percentage of All Common Shares	Percentage of All Common Shares and Partnership Units(2)
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard, Malvern, PA 19355	15,843,948	13.8%	13.6%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	12,807,698	11.2%	11.0%
Norges Bank (Central Bank of Norway)(5) Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway	9,511,124	8.3%	8.2%
Long Pond Capital, LP and affiliated entities(6) 527 Madison Avenue, 15th Floor, New York, NY 10022	8,522,716	7.4%	7.3%
State Street Corporation(7) State Street Financial Center, One Lincoln Street, Boston, MA 02111	5,782,667	5.0%	5.0%
JPMorgan Chase & Co.(8) 383 Madison Avenue, New York, NY 10179	5,772,840	5.0%	5.0%
T. Rowe Price Associates, Inc.(9) 100 E. Pratt Street, Baltimore, MD 21202	5,714,605	5.0%	4.9%

(1)
Consists solely of common shares.

(2)
The total number of common shares and OP Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 114,738,507 common shares outstanding within 60 days of February 28, 2023, (b) 11,877,636 OP Units vested and outstanding within 60 days of February 28, 2023 (other than OP Units held by us) and (c) 1,351,449 outstanding booked-up, vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding booked-up, vested LTIP Units that each person owns have been converted into OP Units.

(3)
Based on information provided in a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. The Vanguard Group has sole voting power with respect to no common shares, shared voting power with respect to 137,626 common shares, sole dispositive power with respect to 15,602,084 common shares and shared dispositive power with respect to 241,864 common shares.

(4)
Based on information provided in a Schedule 13G/A filed on January 26, 2023 by BlackRock. BlackRock has sole voting power with respect to 12,406,862 common shares and sole dispositive power with respect to 12,807,698 common shares.

(5)
Based on information provided in a Schedule 13G filed on February 14, 2023 by Norges Bank (Central Bank of Norway). Norges Bank (Central Bank of Norway) has sole voting power with respect to 9,511,124 common shares and sole dispositive power with respect to 9,511,124 common shares.

(6)
Based on information provided in a Schedule 13G filed on February 13, 2023 jointly by Long Pond Capital LP, a Delaware limited Partnership (“Long Pond LP”), Long Pond Capital GP, LLC, a Delaware limited liability company (“Long Pond LLC”), and John Khoury, the principal of Long Pond LP and a Canadian citizen (“Khoury” and jointly, the “Long Pond Reporting Persons”). The Long Pond Reporting Persons have shared voting power over 8,522,716 common shares, and shared dispositive power over 8,522,716 common shares purchased by Long Pond LP through the accounts of certain private funds (the “Funds”). Long Pond LP serves as the investment manager to the Funds and may direct the vote and disposition of the 8,522,716 common shares held by the Funds. Long Pond LLC serves as the general partner of Long Pond LP and may direct Long Pond LP to direct the vote and disposition of the 8,522,716 common shares held by the Funds. As the principal of Long Pond LP, Mr. Khoury may direct the vote and disposition of the 8,522,716 common shares held by the Funds.

(7)
Based on information provided in a Schedule 13G filed on February 3, 2023 by State Street Corporation. State Street Corporation has sole voting power with respect to no common shares, shared voting power with respect to 4,277,436 common shares, sole dispositive power with respect to no common shares and shared dispositive power with respect to 5,782,667 common shares.

(8)
Based on information provided in a Schedule 13G filed on January 23, 2023 by JPMorgan Chase & Co. JPMorgan Chase & Co. has sole voting power with respect to 5,663,608 common shares and sole dispositive power with respect to 5,772,815 common shares.

(9)
Based on information provided in a Schedule 13G filed on February 14, 2023 by T. Rowe Price. T. Rowe Price has sole voting power with respect to 2,386,825 common shares and sole dispositive power with respect to 5,714,605 common shares.

85	JBG SMITH PROPERTIES

Certain Relationships and Related
Party Transactions
Related Party Transactions
Our Board has adopted a policy regarding transactions with related persons, which we refer to as our “related party transactions policy.” Our related party transactions policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Legal Officer. Related party transactions must be approved or ratified by either the Corporate Governance and Nominating Committee or the full Board.
Management Subcontracts
We provide third-party asset management and real estate services for the benefit of the JBG Legacy Funds, which are entities owned in part by members of our senior management, and the WHI Impact Pool. Such services are provided pursuant to management subcontracts and other service agreements. In 2022, we earned approximately $20.0 million, including expense reimbursements, in aggregate fees pursuant to these agreements.
Transactions with David P. Paul
In connection with Mr. Paul’s retirement from his officer role with the Company, effective December 31, 2022, we entered into a retirement agreement and release with Mr. Paul (the “Retirement Agreement”). The Retirement Agreement provides for the following: (i) for a six-month period following February 3, 2023 (the “Transition Period”), Mr. Paul will provide strategic advice to us regarding transition of his responsibilities and duties, (ii) during the Transition Period, we will pay Mr. Paul a monthly fee of  $10,000, (iii) the time-based equity awards granted to Mr. Paul on November 12, 2018 not vested on the date that the Transition Period begins (the “In-Flight Awards”), will continue to vest during the Transition Period and, upon successful completion of the Transition Period or earlier termination thereof by us for any reason, any remaining unvested In-Flight Awards will continue to vest in accordance with the applicable Equity Award Agreement and (iv) subject to certain exceptions specified in the Retirement Agreement, all other outstanding equity awards held by Mr. Paul that are unvested as of the date that the Transition Period begins will remain outstanding, without requiring Mr. Paul’s continued employment by us.
The Company had an opportunity in the first quarter of 2023 to purchase 450,000 shares from Mr. Paul, our former president who ceased serving as an executive officer effective December 31, 2022, in a privately negotiated transaction. That transaction was completed on March 3, 2023 for a purchase price of  $8.1 million.
Partnership Agreement
In connection with the formation, in July 2017, we entered into the partnership agreement with the limited partners, some of whom are our trustees and executive officers, in our operating partnership. As of the Record Date, we owned, directly or indirectly, approximately 90.6% of the partnership interests in our operating partnership. In the future, we may issue additional interests in our operating partnership to trustees or executive officers.
Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of  (1) August 1, 2018 and (2) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.
Indemnification Agreements
We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former
2023 PROXY STATEMENT	86

trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of  (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.
87	JBG SMITH PROPERTIES

Miscellaneous
Other Matters to Come Before the Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.
Shareholder Proposals and Nominations for the 2024 Annual Meeting
Any proposal of a shareholder intended to be included in our proxy statement for the 2024 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than November 23, 2023 unless the date of our Annual Meeting is more than 30 days before or after May 4, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.
In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Sections 12 and 13 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board, trustee nominees for inclusion in our proxy statement for the 2024 Annual Meeting under proxy access rules, and the proposal of business to be considered by the shareholders for the 2024 Annual Meeting must be received no earlier than October 24, 2023 and no later than 5:00 p.m., Eastern Time, on November 23, 2023. If, however, the 2024 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Householding of Proxy Materials
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will promptly send a copy to you if you address your written request to or call JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, Attention: Barbat Rodgers at (240) 333-3805 or email brodgers@jbgsmith.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.
2023 PROXY STATEMENT	88

Important Notice Regarding The
Availability of Proxy Materials for
The Shareholder Meeting to Be
Held on May 4, 2023
This Proxy Statement and our 2022 Annual Report are available on our website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.
Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement.
By Order of the Board of Trustees,
Steven A. Museles
Chief Legal Officer and
Corporate Secretary
Bethesda, Maryland
March 22, 2023
89	JBG SMITH PROPERTIES

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

JBG SMITH

JPG SMITHSignature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV00477-P83596For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !JBG SMITH PROPERTIES4747 BETHESDA AVENUE, SUITE 200BETHESDA, MARYLAND 208141c. Alan S. FormanNominees:1b. Scott A. Estes1a. Phyllis R. Caldwell1e. W. Matthew Kelly1d. Michael J. Glosserman1h. William J. Mulrow1i. D. Ellen Shuman1f. Alisa M. Mall1g. Carol A. Melton2. To approve, on a non-binding advisory basis, thecompensation of the Company's named executiveofficers as disclosed in the Company's Proxy Statement("Say-on-Pay").1j. Robert A. StewartThe Board of Trustees recommends you vote FORproposals 2 and 3.3. To ratify the appointment of Deloitte & Touche LLP as theCompany's independent registered public accountingfirm for the fiscal year ending December 31, 2023.NOTE: In their discretion, the Proxies are authorized to voteupon such other business as may properly come before theAnnual Meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1. To elect ten trustees to the Board of Trustees to serve untilthe 2024 Annual Meeting of Shareholders and until theirsuccessors have been duly elected and qualify.JBG SMITH PROPERTIESThe Board of Trustees recommends you vote FORthe following:For Against Abstain! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 P.M. Eastern Time on May 3, 2023. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/JBGS2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. Eastern Time on May 3, 2023. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

V00478-P83596JBG SMITH PROPERTIESAnnual Meeting of ShareholdersMay 4, 2023 8:30 AM ETThis proxy is solicited by the Board of TrusteesThe undersigned shareholder(s) hereby appoint(s) W. Matthew Kelly and Steven A. Museles, or either of them, as proxies, eachwith the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse sideof this ballot, all of the shares of JBG SMITH PROPERTIES that the shareholder(s) is/are entitled to vote at the Annual Meeting ofShareholders to be held at 8:30 AM, Eastern Time, on May 4, 2023, virtually at www.virtualshareholdermeeting.com/JBGS2023,and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Trustees' recommendations.Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.